Filed Pursuant to Rule 424(b)(2)
Registration No. 333-298683

Prospectus Supplement

(To Prospectus dated September 1, 2026)

US$1,000,000,000

Tencent Music Entertainment Group

US$500,000,000 5.050% Notes due 2031

US$500,000,000 5.650% Notes due 2036

We are offering US$500,000,000 of our 5.050% notes due 2031 (the “2031 Notes”) and US$500,000,000 of our 5.650% notes due 2036 (the “2036 Notes”, together with the 2031 Notes, the “Notes”). The 2031 Notes will mature on September 10, 2031 and the 2036 Notes will mature on September 10, 2036. Interest on the Notes will accrue from September 10, 2026 and be payable on March 10 and September 10 of each year, beginning on March 10, 2027.

We may at our option redeem the Notes at any time prior to August 10, 2031 for the 2031 Notes and prior to June 10, 2036 for the 2036 Notes, in whole or in part, in each case, at a price equal to the greater of 100% of the principal amount of such Notes to be redeemed and the make-whole amount plus accrued and unpaid interest, if any, to (but not including) the redemption date. In addition, we may at our option redeem the Notes at any time on or after August 10, 2031 for the 2031 Notes and on or after June 10, 2036 for the 2036 Notes, in whole or in part, in each case, at a price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to (but not including) the redemption date.

We may also redeem the Notes at any time upon the occurrence of certain tax events. Upon the occurrence of a triggering event, we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement.

The Notes are our senior unsecured obligations and will rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes; rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law); be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor; and be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

See “Risk Factors” beginning on page S-10 for a discussion of certain risks that should be considered in connection with an investment in the Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discounts		Proceeds to Tencent Music Entertainment Group (1)
Per 2031 Notes		99.804%		0.300%		99.504%
Total	US$	499,020,000	US$	1,500,000	US$	497,520,000
Per 2036 Notes		99.638%		0.300%		99.338%
Total	US$	498,190,000	US$	1,500,000	US$	496,690,000

(1)	Plus accrued interest, if any, from September 10, 2026.

Application will be made to The Stock Exchange of Hong Kong Limited (the “SEHK”) for the listing of, and permission to deal in, the Notes by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited) (“Professional Investors”) only. This document is for distribution to Professional Investors only.

Notice to Hong Kong investors: We confirm that the Notes are intended for purchase by Professional Investors only and will be listed on the SEHK on that basis. Accordingly, we confirm that the Notes are not appropriate as an investment for retail investors in Hong Kong. Investors should carefully consider the risks involved.

SEHK has not reviewed the contents of this document, other than to ensure that the prescribed form disclaimer and responsibility statements, and a statement limiting distribution of this document to Professional Investors only have been reproduced in this document. Listing of the Notes on SEHK is not to be taken as an indication of the commercial merits or credit quality of the Notes or the Company or the Group (as defined below), or quality of disclosure in this document. Hong Kong Exchanges and Clearing Limited and SEHK take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

This document includes particulars given in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited for the purpose of giving information with regard to the Company and the Notes. The Company accepts full responsibility for the accuracy of the information contained in this document (including information incorporated by reference herein) and confirms, having made all reasonable enquiries, that to the best of its knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

We expect to deliver the Notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), on or about September 10, 2026, which is the fourth business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Bookrunners
J.P. Morgan	Goldman Sachs (Asia) L.L.C.	HSBC

Joint Lead Managers

UBS	Bank of China	MUFG

The date of this prospectus supplement is September 3, 2026.

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Notice to Prospective Investors in Hong Kong

You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available

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in Hong Kong or to persons resident in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each purchaser of the Notes in the United States who is a resident of Hong Kong, by accepting delivery of this prospectus supplement and the accompanying prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or had in possession for the purposes of issue or will be issued or had in possession for the purposes of issue, whether in Hong Kong or elsewhere, other than with respect to Notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “HK SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the HK SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Company, a CMI or its group companies would be considered under the HK SFC Code as having an association (Association) with the Company, the CMI or the relevant group company. Prospective investors associated with the Company or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order, prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any relevant underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the relevant underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the HK SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any relevant underwriter, such that its

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order may be considered to be a “proprietary order” (pursuant to the HK SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the relevant underwriter and/or any other third parties as may be required by the HK SFC Code, including to the Company, any OCs, relevant regulators and/or any other third parties as may be required by the HK SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the HK SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

EUROPEAN ECONOMIC AREA CONSIDERATIONS

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II (as defined herein); (ii) a customer within the meaning of Directive (EU) 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

UNITED KINGDOM CONSIDERATIONS

The Notes are not intended to be offered, sold, distributed by or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, distributing or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, distributing or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-298683) that we filed with the SEC on September 1, 2026 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If the description of the offering of the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the Notes offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to the American depositary shares, each representing two Class A ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“Group” refers to our company, its subsidiaries, its controlled structured entities (the “Variable interest entities”, or “VIE”) and their subsidiaries (“Subsidiaries of VIEs”);

•	“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;

•	“ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.000083 per share;

•	“RMB” refers to the legal currency of China;

•	“Tencent” refers to Tencent Holdings Limited, our controlling shareholder;

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

•

“we,” “us,” “our company,” and “our” refer to Tencent Music Entertainment Group (or, where the context requires, its predecessor), its subsidiaries and, in the context of describing our operations and consolidated financial information, its VIEs.

Substantially all of our operations are conducted in China and all of our revenues are denominated in Renminbi. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.7851 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2026, except that translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi with respect to amounts for the year ended or as of December 31, 2025 are made at RMB6.9931 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2025. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

Unless otherwise stated, all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

There has been no material adverse change in the financial or trading position of the Company since June 30, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Tencent Music Entertainment Group and the Notes, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Tencent Music Entertainment Group, CIK number  0001744676.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 17, 2026, or our 2025 Form  20-F, and our current report on Form 6-K we furnished to the SEC on September 1, 2026, are incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the Notes, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Tencent Music Entertainment Group

Unit 3, Building D, Kexing Science Park, Kejizhongsan Avenue

Hi-Tech Park, Nanshan District

Shenzhen, 518057, the People’s Republic of China

+86-755-8601-3388

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein can be identified by the use of forward-looking words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely to,” “may,” “plan,” “potential,” “should” and “will” or other similar expressions.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus, and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Form 20-F. These risks and uncertainties include factors relating to:

•	our growth strategies;

•	our future business development, financial condition and results of operations;

•	our ability to retain and engage our user base and expand our music and audio entertainment content offering;

•	our ability to retain and grow our paying users and drive their spending on our services;

•	expected changes in our revenues, content-related costs and operating margins;

•	our ability to retain key personnel and attract new talent;

•	competition landscape in China’s online music and audio entertainment industry;

•	general economic, political, demographic and business conditions in China and globally; and

•	the regulatory environment in which we operate.

This list of important factors is not exhaustive. We would like to caution you not to place undue reliance on these forward-looking statements as predictions of future events. We operate in a rapidly evolving environment. New risks emerge from time to time, and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in the Notes. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2025 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2023, 2024 and 2025 and for the three years ended December 31, 2025, and our current report on Form 6-K furnished to the SEC on September 1, 2026, which contains our unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the six months ended June 30, 2025 and 2026, is incorporated by reference.

Who We Are

Music is a universal passion. Regardless of who we are, where we come from, we all have our favorite songs, albums or artists. Music connects us on a deeply personal level and brings people together through engaging, social, and enjoyable experiences. We are pioneering the way people enjoy online music, and over the years has grown into an integrated platform which offers a wide range of music-centric services, including social entertainment services, concerts and artist merchandise.

Our mission is to create endless possibilities with music and technology. Through technology-empowered product innovation, we remain committed to offering users more diverse and engaging music experiences and providing greater support to musicians and partners in the journey of music creation, production, and distribution.

We offer an all-in-one online entertainment experience for people to discover, listen, sing, watch, perform and socialize around music. To bring a more diversified experience to our users, we have expanded our platform to include long-form audio services and extended our offerings offline through live performance, artist merchandise and other forms of music consumption. By centering our ecosystem around content and high-quality IP, we create a seamless online-and-offline experiences that are visual, immersive, interactive, socially engaging and fun.

Just as we value our users, we also respect those who create content. This is why we champion copyright protection and work relentlessly to support our content partners with broad audience outreach and valuable resources and technology. Through years of efforts, we help promote a more sustainable music entertainment industry in China. Our scale, technology, commitment to copyright protection, and ability to promote original works have made us a preferred partner for musicians and content owners.

We are the largest online music entertainment platform in China in terms of MAU as of December 31, 2025.

What We Offer

The TME platform is an all-in-one music and audio entertainment destination that allows users to seamlessly engage with a broad range of music and audio content in many ways, including discovering, listening, singing, watching, performing and socializing. We adopt a dual engine content-and-platform strategy to constantly enrich content offerings on our platform, while empowering content creation and distribution and delivering a compelling user experience. Through our vibrant community, technologies, and visual and interactive features, we endeavor to enhance our user experience, engagement and retention.

•

Music related services, primarily our QQ Music, Kugou Music, Kuwo Music and Ximalaya, enable users to discover, enjoy and share music in personalized ways. We provide a broad range of features for music discovery, including smart recommendations, music ranking charts, playlists, official music accounts and digital releases. We also offer comprehensive long-form audio content including audiobooks, podcasts and talk shows, as well as music-oriented video content including music videos, live performances and short videos. We recently completed our acquisition of Ximalaya Inc., one of the leading online audio platforms in China and have integrated it into our broader music and audio ecosystem, further expanding our digital audio offerings. In addition, we enable users to purchase digital albums, physical albums, and other artist-related merchandise through our platform.

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Social entertainment services allow our users to sing, watch and socialize on our platform. We deliver online karaoke services primarily through WeSing, which enables users to sing along from our vast library of karaoke songs and share their performances either in audio or video formats with friends. We also deliver music-centric live streaming services primarily through the “Live Streaming” tab on QQ Music, Kugou Music, Kuwo Music, WeSing, and Kugou Live, providing an interactive online stage for performers and users to showcase their talent and engage with a diverse audience base. We also provide membership and advertising services within our social entertainment services.

Corporate Information

Our corporate headquarters are located at Unit 3, Building D, Kexing Science Park, Kejizhongsan Avenue, Hi-Tech Park, Nanshan District, Shenzhen, 518057, the People’s Republic of China. Our telephone number at this address is +86 755 8601 3388. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.tencentmusic.com. The information contained on our website is not a part of this prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the Notes.

Issuer	Tencent Music Entertainment Group.

Notes Offered	US$500,000,000 aggregate principal amount of 5.050% notes due 2031 (the “2031 Notes”) and US$500,000,000 aggregate principal amount of 5.650% notes due 2036 (the “2036 Notes,” together with the 2031 Notes, the “Notes”).

Issue Dates	The 2031 Notes will be issued on September 10, 2026.
The 2036 Notes will be issued on September 10, 2026.

Issue Prices	99.804% for the 2031 Notes.

99.638% for the 2036 Notes.

Maturity Dates	The 2031 Notes will mature on September 10, 2031 and the 2036 Notes will mature on September 10, 2036.

Interest Rates	The 2031 Notes will bear interest at a rate of 5.050% per year and the 2036 Notes will bear interest at a rate of 5.650% per year.

Interest Payment Dates	March 10 and September 10, beginning on March 10, 2027. Interest will accrue from September 10, 2026.

Optional Redemption	We may at our option redeem the 2031 Notes at any time prior to August 10, 2031, and the 2036 Notes at any time prior to June 10, 2036, in each case, in whole or in part, at a price equal to the greater of 100% of the principal amount of the Notes to be redeemed and the make whole amount (as defined elsewhere in this prospectus supplement) plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to (but not including) the applicable redemption date. See “Description of the Notes—Optional Redemption.”

In addition, we may at our option redeem the 2031 Notes at any time from or after August 10, 2031, and the 2036 Notes at any time from or after June 10, 2036, in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to (but not including) the applicable redemption date. See “Description of the Notes—Optional Redemption.”

Repurchase Upon Triggering Event	Upon the occurrence of a Triggering Event (as defined in “Description of the Notes”), we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See “Description of the Notes—Repurchase Upon Triggering Event.”

Ranking	The Notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes;

•	rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law);

•	be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor; and

•	be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

Covenants	We will issue the Notes under an indenture with The Bank of New York Mellon, as trustee. The indenture will, among other things, limit our ability to incur liens and consolidate, merge, or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications and the Notes and the indenture do not otherwise restrict or limit our ability to incur additional indebtedness or enter into transactions with, or to pay dividends or make other payments to, affiliates. For more details, see “Description of the Notes” and “Description of Debt Securities” in the accompanying prospectus.

Payment of Additional Amounts	All payments of principal, premium, and interest made by us in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future Taxes (as defined in “Description of the Notes—Payment of Additional Amounts”) imposed or levied by or within the Cayman Islands, Hong Kong, the PRC or any jurisdiction where we are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts as will result in receipt by each holder of any Note of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, subject to certain exceptions. See “Description of the Notes—Payment of Additional Amounts.”

Tax Redemption	Each series of the Notes may be redeemed at any time, at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the redemption date, along with any additional amount with respect thereto, in the event we become obligated to pay additional amounts in respect of such Notes as a result of certain changes in tax law. See “Description of Debt Securities—Tax Redemption” in the accompanying prospectus.

Use of Proceeds	We plan to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Denominations	The Notes will be issued in minimum denominations of US$200,000 and multiples of US$1,000 in excess thereof.

Form of Notes	We will issue the Notes in the form of one or more fully registered global Notes registered in the name of the nominee of The Depository Trust Company, or DTC. Investors may elect to hold the interests in the global notes through any of DTC, Clearstream, or Euroclear, as described under the heading “Description of the Notes—Book-Entry; Delivery and Form.”

Further Issuances	We may, from time to time, without the consent of the holders of the Notes, create and issue additional Notes having the same terms and conditions as any series of the Notes in all respects (or in all respects except for the issue date, the issue price and the first payment of interest). Additional Notes issued in this manner will be consolidated with the previously outstanding Notes of the relevant series to constitute a single series of Notes of such series. We will not issue any additional Notes with the same CUSIP, ISIN, or other identifying number as any Notes issued hereunder unless the additional Notes are fungible with the outstanding Notes of the relevant series for U.S. federal income tax purposes.

Risk Factors	You should consider carefully all the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, in particular the risk factors set forth under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors set forth in our 2025 Form 20-F, which is incorporated by reference in the accompanying prospectus, before investing in any of the Notes offered hereby.

Listing	The Stock Exchange of Hong Kong Limited.

Governing Law	New York.

Trustee, Registrar, and Paying Agent	The Bank of New York Mellon.

RISK FACTORS

Prospective purchasers of the Notes should carefully consider the risks described below in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement before deciding to purchase any Notes. Our business, results of operations, financial condition or prospects could be negatively affected if any of these risks occurs, and as a result, the trading price of the Notes could decline and you could lose all or part of your investment.

Risks Relating to the Notes

The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities.

The Notes will not be guaranteed by any of our existing or future subsidiaries and consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Our subsidiaries and consolidated affiliated entities will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries and consolidated affiliated entities such that in the event of the insolvency, liquidation, reorganization, dissolution or other winding up of any of our subsidiaries or consolidated affiliated entities, all of that subsidiary’s or consolidated affiliated entity’s creditors (including trade creditors) and any holders of preferred stock would be entitled to payment in full out of that subsidiary’s or consolidated affiliated entity’s assets before any remaining assets would be available to Tencent Music Entertainment Group to make payments due on the Notes.

In addition, the indenture governing the Notes will, subject to some limitations, permit these subsidiaries and consolidated affiliated entities to incur additional obligations and will not contain any limitation on the amount of indebtedness or other liabilities, such as trade payables, that may be incurred by these subsidiaries and consolidated affiliated entities.

The indenture does not restrict the amount of additional debt that we may incur.

The Notes and the indenture under which the Notes will be issued do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries or consolidated affiliated entities, and they permit us and certain of our subsidiaries and consolidated affiliated entities to incur secured debt without equally and ratably securing the Notes under specified circumstances. After the completion of this offering, we and our subsidiaries and consolidated affiliated entities may incur additional debt, including RMB denominated borrowings or debt securities in China. Our and our subsidiaries’ and consolidated affiliated entities’ incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the market value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes prior to maturity. We may redeem the Notes at times when prevailing interest rates are relatively low. Accordingly, you may not be able to reinvest the amount received upon redemption in a comparable security at an effective interest rate as high as that of the Notes.

The Notes will be effectively subordinated to any of our secured obligations to the extent of the value of the property securing those obligations.

The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to any of our secured obligations with respect to the assets that secure those obligations. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured obligations, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured obligations will be available to pay obligations on the Notes only after all such secured obligations have been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

We may not be able to repurchase the Notes upon a Triggering Event.

Upon the occurrence of a Triggering Event described in “Description of the Notes—Repurchase Upon Triggering Event,” we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The source of funds for any purchase of the Notes would be our available cash or cash generated from our subsidiaries’ or consolidated affiliated entities’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Triggering Event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Triggering Event and repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law.

Holders of the Notes may not be able to determine when a Triggering Event giving rise to their right to have the Notes repurchased has occurred.

The definition of Triggering Event in the indenture that will govern the Notes includes a phrase relating to operating “substantially all” or deriving “substantially all” of the economic benefits from the business operations conducted by the Group. There is no precise established definition of the phrase “substantially all” under New York law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of a Triggering Event may be uncertain.

The terms of the indenture and the Notes provide only limited protection against significant corporate events that could adversely impact your investment in the Notes.

While the indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the Notes. Certain important corporate events, such as merger or consolidation, sale of all or substantially all of our assets, liquidation or dissolution and leveraged recapitalizations, would not, under the indenture that will govern the Notes, constitute a Triggering Event that would require us to repurchase the Notes, even though those corporate events could adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of the Notes—Repurchase Upon Triggering Event.”

The indenture for the Notes also does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity;

•	limit our ability to incur obligations that are equal in right of payment to the Notes;

•

restrict our subsidiaries’ or consolidated affiliated entities’ ability to issue unsecured securities or otherwise incur unsecured obligations that would be senior to our equity interests in our subsidiaries or consolidated affiliated entities and therefore rank effectively senior to the Notes;

•	limit the ability of our subsidiaries or consolidated affiliated entities to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other obligations;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our shares or other securities ranking junior to the Notes; or

•	limit our ability to sell, merge or consolidate any of our subsidiaries or consolidated affiliated entities.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected.

The Notes are a new issue of securities for which there is currently no trading market. Application will be made for the listing of, and permission to deal in, the Notes on the SEHK. However, there can be no assurance that we will be able to obtain or maintain that listing or that an active trading market will develop. If no active trading market develops, you may not be able to resell your Notes at their fair market value, or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been advised that the underwriters intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue such market making activity at any time without notice. Therefore there can be no assurance that an active trading market for the Notes will develop or be sustained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In addition, the Notes may trade at prices that are higher or lower than the price at which the Notes have been issued. The price at which the Notes trade depends on many factors, including:

•	prevailing interest rates and interest rate volatility,

•	our results of operations, financial condition and future prospects,

•	changes in our industry and competition,

•	the market conditions for similar securities, and

•	general economic conditions,

almost all of which are beyond our control. Moreover, the market value of the Notes in any secondary market may be affected by interest rates, supply and demand for the Notes and a number of other factors, some of which may be interrelated. In particular, we expect that the market value of the Notes will be affected by changes in U.S. interest rates. In general, assuming all other conditions remain constant, if U.S. interest rates increase, the market value of the Notes would likely decrease. As a result, there can be no assurance that you will be able to resell the Notes at attractive prices or at all.

We may be deemed a PRC “resident enterprise” under PRC tax laws, which could subject interest on the Notes to PRC withholding tax and gains on the sale or other transfer of the Notes to PRC income tax and could, under certain circumstances, permit us to redeem the Notes.

As described in our 2025 Form 20-F, we may be deemed a PRC “resident enterprise” under PRC tax laws. If we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, holders of Notes who are non-resident enterprises may be subject to PRC withholding of income tax on interest or premium (if any) paid by us or PRC income tax on any gains realized from the transfer of Notes, if such income is considered to be derived from sources within the PRC, at a rate of 10%, provided that such non-resident enterprise investor (i) has no establishment or premises in the PRC, or (ii) has an establishment or premises in the PRC but its income derived from the PRC has no real connection with such establishment or premises. Furthermore, if we are considered a PRC resident enterprise and relevant PRC tax authorities consider interest or premium (if any) we pay with respect to the Notes or any gains realized from the transfer of Notes to be income derived from sources within the PRC, such interest or premium (if any) received by non-resident individuals may be subject to PRC withholding of income tax and such gain realized by non-resident individuals may be subject to PRC individual income tax, in each case at a rate of 20%. Any PRC income tax liability on interest, or premium (if any) or gain described above may be reduced under applicable tax treaties. However, it is unclear whether in practice non-resident holders would be able to obtain the benefits of income tax treaties entered into between PRC and their countries. In addition, if we are considered a PRC resident enterprise, interest payable by us to non-resident holders of the Notes may be subject to PRC value-added tax at a rate of 6% and related local levies, including educational surtax and urban maintenance and construction tax at a rate of up to 0.72%. Tax treaties with the PRC will not apply to value added tax, if any.

If we are deemed a PRC resident enterprise under the PRC Enterprise Income Tax Law and required to withhold tax on interest and premium (if any) on the Notes, we will be required to pay additional amounts, subject to certain exceptions, as described under “Description of the Notes—Payment of Additional Amounts.” The requirement to pay additional amounts will have an adverse impact on our cash flows. In addition, as described under “Description of Debt Securities—Tax Redemption” in the accompanying prospectus, we may be able to redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest if the requirement to pay additional amounts results from a change in the laws or regulations of the PRC (or a change in the official application or interpretation of, or the stating of an official position with respect to, such laws or regulations).

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and to satisfy our obligations under the Notes.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our wholly foreign-owned subsidiaries in China are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. However, approval from appropriate banks appointed by government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans and notes denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to satisfy our obligations under the Notes.

Our credit ratings may not reflect all risks of your investments in the Notes, and changes in credit ratings may materially reduce the value of the Notes.

We expect the Notes to be rated and routinely evaluated by major rating agencies. Our credit ratings are an assessment by each rating agency at the time the ratings are issued of our ability to pay our debts when due, and thus are limited in scope and do not address or reflect all material risks relating to an investment in or the structure or marketing of the Notes. For example, the ratings do not address the payment of any Additional Amounts (as defined in “Description of the Notes” in this prospectus supplement). Agency ratings do not constitute recommendations to purchase, hold, or sell the Notes or any other securities inasmuch as such ratings do not comment as to market price or suitability for a particular investor, and may be revised or withdrawn at any time by the issuing organization. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Each agency’s rating should be evaluated independently of any other agency’s rating on the Notes, on other securities of ours, or on us. We cannot assure you that the ratings will remain in effect for any given period or that the ratings will not be revised by these rating agencies in the future if in their judgment circumstances so warrant. For example, rating agencies may revise their ratings in the future based on their view of our business or the business of our affiliates or certain companies with which we have a significant relationship, such as Tencent, our controlling shareholder.

We may make amendments or modifications to certain provisions of the indenture.

Under certain circumstances as described under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus, we may, from time to time and without the consent of any holder of the Notes of any series, make certain amendments to the indenture. Further, under certain circumstances as described under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus, we may, from time to time and with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of the outstanding Notes, make certain amendments to the indenture or change or modify the rights of the holders of such Notes. If the requisite consents are obtained (if required) and/or the relevant conditions are satisfied (or waived) and such amendments or modifications become operative, all holders of the applicable series of the outstanding Notes will be bound by the terms of the indenture as amended, whether or not a holder of the Notes delivered a consent. Such amendments or modifications could materially increase the credit risks faced by the holders of the Notes or could otherwise be materially adverse to the interests of the holders of the Notes.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of operations data and cash flow data for the years ended December 31, 2023, 2024 and 2025 and the six months ended June 30, 2025 and 2026, and certain consolidated balance sheets data as of December 31, 2024 and 2025 and June 30, 2026. The consolidated statements of operations data and cash flow data presented below for the years ended December 31, 2023, 2024 and 2025 and the consolidated balance sheets data as of December 31, 2024 and 2025 have been derived from our audited consolidated financial statements that are included in our 2025 Form 20-F, and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with IFRS.

The consolidated statements of operations data and cash flow data presented below for the six months ended June 30, 2025 and 2026 and the consolidated balance sheets data as of June 30, 2026 have been derived from our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2025 and 2026 and as of June 30, 2026, which are contained in our current report on Form 6-K furnished to the SEC on September 1, 2026 and are incorporated into the accompanying prospectus by reference. The unaudited interim financial information has been prepared on the same basis as our audited consolidated financial data.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2023, 2024 and 2025 and as of December 31, 2024 and 2025 and related notes and “Item 5. Operating and Financial Review and Prospects” in our 2025 Form 20-F, and our current report on Form 6-K furnished to the SEC on September 1, 2026. Our historical results are not necessarily indicative of our results for any future periods.

	For the Year Ended December 31,							For the Six Months Ended June 30,
	2023		2024		2025			2025		2026
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(Audited)							(Unaudited)
	(in millions, except for percentages)
Selected Consolidated Statements of Operations Data:
Revenues
Music related services(1)	17,325	62.4	21,742	76.6	26,726	3,822	81.2	12,658	80.1	14,119	2,081	83.9
Social entertainment services and others	10,427	37.6	6,659	23.4	6,176	883	18.8	3,140	19.9	2,709	399	16.1

Total revenues	27,752	100.0	28,401	100.0	32,902	4,705	100.0	15,798	100.0	16,828	2,480	100.0
Cost of revenues(2)	(17,957)	(64.7)	(16,376)	(57.7)	(18,367)	(2,626)	(55.8)	(8,807)	(55.7)	(9,333)	(1,376)	(55.5)

Gross profit	9,795	35.3	12,025	42.3	14,535	2,078	44.2	6,991	44.3	7,495	1,105	44.5
Operating expenses
Selling and marketing expenses(2)	(897)	(3.2)	(865)	(3.0)	(941)	(135)	(2.9)	(415)	(2.6)	(507)	(75)	(3.0)
General and administrative expenses(2)	(4,121)	(14.8)	(3,811)	(13.4)	(3,916)	(560)	(11.9)	(1,884)	(11.9)	(1,999)	(295)	(11.9)

Total operating expenses	(5,018)	(18.1)	(4,676)	(16.5)	(4,857)	(695)	(14.8)	(2,299)	(14.6)	(2,506)	(369)	(14.9)
Interest income	1,052	3.8	1,196	4.2	1,054	151	3.2	551	3.5	475	70	2.8
Other gains, net	230	0.8	165	0.6	2,632	376	8.0	2,571	16.3	218	32	1.3

Operating profit	6,059	21.8	8,710	30.7	13,364	1,911	40.6	7,814	49.5	5,682	837	33.8
Share of net profit of investments accounted for using equity method	127	0.5	96	0.3	42	6	0.1	39	0.2	30	4	0.2
Finance cost(3)	(141)	(0.5)	(94)	(0.3)	(129)	(18)	(0.4)	(37)	(0.2)	(51)	(8)	(0.3)

Profit before income tax	6,045	21.8	8,712	30.7	13,277	1,899	40.4	7,816	49.5	5,661	834	33.6
Income tax expense	(825)	(3.0)	(1,603)	(5.6)	(1,924)	(275)	(5.8)	(961)	(6.1)	(971)	(143)	(5.8)

Profit for the year/period	5,220	18.8	7,109	25.0	11,353	1,623	34.5	6,855	43.4	4,690	691	27.9

Attributable to
Equity holders of the company	4,920	17.7	6,644	23.4	11,056	1,581	33.6	6,700	42.4	4,562	672	27.1
Non-controlling interests	300	1.1	465	1.6	297	42	0.9	155	1.0	128	19	0.8

Notes:

(1)

Starting from the first quarter of 2026, “online music services” has been renamed to “music related services” to better reflect the nature of our businesses, including long-form audio. Such change does not affect the amounts of our historical revenue or its accounting treatment.

(2)	Share-based compensation expenses (“SBC”) were allocated as follows:

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2023	2024	2025		2025	2026
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(Audited)				(Unaudited)
	(in millions)
Cost of revenues	57	68	91	13	36	56	8
Selling and marketing expenses	36	30	33	5	17	23	3
General and administrative expenses	577	498	545	78	244	260	38

Total	670	596	669	96	297	339	50

(3)	Finance cost mainly comprises interest expenses and foreign exchange gains or losses, net.

	As of December 31,			As of June 30,
	2024	2025		2026
	RMB	RMB	US$	RMB	US$
	(Audited)			(Unaudited)
	(in millions)
Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	13,164	8,470	1,211	23,698	3,493
Term deposits	13,999	15,763	2,254	6,761	996
Total current assets	34,544	32,458	4,641	39,689	5,849

Non-current assets	55,900	70,064	10,019	77,258	11,386

Total assets	90,444	102,522	14,660	116,947	17,236

Current liabilities	16,550	14,589	2,086	22,747	3,352
Non-current liabilities	4,168	4,883	698	13,127	1,935

Total liabilities	20,718	19,472	2,784	35,874	5,287

Equity attributable to equity holders of the Company	67,863	80,287	11,481	78,272	11,536

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2023	2024	2025		2025	2026
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(Audited)				(Unaudited)
	(in millions)
Selected Consolidated Cash Flow Data:
Net cash provided by operating activities	7,337	10,275	10,231	1,463	4,157	5,196	766
Net cash (used in)/provided by investing activities	(1,863)	(6,818)	(10,227)	(1,462)	(3,854)	2,932	432
Net cash (used in)/provided by financing activities	(1,538)	(3,830)	(4,649)	(665)	(2,512)	7,273	1,072

Net increase/(decrease) in cash and cash equivalents	3,936	(373)	(4,645)	(664)	(2,209)	15,401	2,270

Cash and cash equivalents at beginning of the year/period	9,555	13,567	13,164	1,882	13,164	8,470	1,248
Exchange differences on cash and cash equivalents	76	(30)	(49)	(7)	44	(173)	(25)

Cash and cash equivalents at end of the year/ period	13,567	13,164	8,470	1,211	10,999	23,698	3,493

Non-IFRS Financial Measures

We use non-IFRS financial measures for the period, including non-IFRS net profit, adjusted EBITDA (inc. SBC) and adjusted EBITDA, in evaluating our operating results and for financial and operational decision-making purposes. We believe that non-IFRS financial measures help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in our profit for the period. We believe that non-IFRS financial measures for the period provide useful information about our results of operations, enhances the overall understanding of our past performance and future prospects and allows for greater visibility with respect to key metrics used by our management in our financial and operational decision-making.

Non-IFRS financial measures for the period should not be considered in isolation or construed as an alternative to operating profit, net profit for the period or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review non-IFRS financial measures for the period and the reconciliation to our most directly comparable IFRS measure. Non-IFRS financial measures for the period presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Adjusted EBITDA (inc. SBC) for the period represents net profit for the period excluding income tax expense, finance cost, share of profit/loss of associates and joint ventures, other gains/losses, interest income, depreciation of property, plant and equipment and right-of-use assets, and amortization of intangible assets.

Adjusted EBITDA for the period represents net profit for the period excluding income tax expense, finance cost, share of profit/loss of associates and joint ventures, other gains/losses, interest income, depreciation of property, plant and equipment and right-of-use assets, amortization of intangible assets, and share-based compensation expenses.

Non-IFRS net profit for the period represents profit for the period excluding amortization of intangible and other assets arising from business acquisitions or combinations, share-based compensation expenses, net losses/gains from investments and related income tax effects.

The following tables set forth a full reconciliation of adjusted EBITDA (inc. SBC), adjusted EBITDA and non-IFRS net profit for the period to our net profit for the period.

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2023	2024	2025		2025	2026
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in millions, except for share and per share data)
Profit for the year/period	5,220	7,109	11,353	1,623	6,855	4,690	691
Adjustments:
Amortization of intangible and other assets arising from business combinations(1)	445	440	386	55	194	246	36
Share-based compensation expenses	736	681	680	97	308	339	50
(Gains)/losses from investments(2)	(7)	110	(2,285)	(327)	(2,377)	(30)	(4)
Income tax effect(3)	(171)	(204)	(210)	(30)	(114)	(131)	(19)

Adjusted profit (non-IFRS) for the year/period	6,223	8,136	9,924	1,419	4,866	5,114	754

Attributable to
Equity holders of the company	5,923	7,671	9,588	1,371	4,698	4,959	731
Non-controlling interests	300	465	336	48	168	155	23
IFRS Earnings per share for Class A and Class B ordinary shares
Basic	1.58	2.15	3.60	0.52	2.19	1.47	0.22
Diluted	1.55	2.12	3.56	0.51	2.16	1.46	0.21

Non-IFRS Earnings per share for Class A and Class B ordinary shares
Basic	1.90	2.49	3.13	0.45	1.54	1.60	0.24
Diluted	1.87	2.45	3.08	0.44	1.52	1.58	0.23

Shares used in earnings per Class A and Class B ordinary share computation
Basic	3,121,653,686	3,084,230,029	3,067,255,442	3,067,255,442	3,057,167,291	3,104,964,331	3,104,964,331
Diluted	3,168,386,031	3,130,861,720	3,108,803,728	3,108,803,728	3,098,531,942	3,132,392,396	3,132,392,396
IFRS Earnings per ADS (2 Class A shares equal to 1 ADS)
Basic	3.15	4.31	7.21	1.03	4.38	2.94	0.43
Diluted	3.11	4.24	7.11	1.02	4.32	2.91	0.43

Non-IFRS Earnings per ADS (2 Class A shares equal to 1 ADS)
Basic	3.79	4.97	6.25	0.89	3.07	3.19	0.47
Diluted	3.74	4.90	6.17	0.88	3.03	3.17	0.47

ADS used in earnings per ADS
Basic	1,560,826,843	1,542,115,015	1,533,627,721	1,533,627,721	1,528,583,645	1,552,482,166	1,552,482,166
Diluted	1,584,193,016	1,565,430,860	1,554,401,864	1,554,401,864	1,549,265,971	1,566,196,198	1,566,196,198

Notes:

(1)

Represents the amortization of identifiable assets, including intangible assets such as domain name, trademark, copyrights, supplier resources, corporate customer relationships and non-compete agreement etc., and fair value adjustment on music content (i.e., signed contracts obtained for the rights to access to the music contents for which the amount was amortized over the contract period), resulting from business acquisitions or combination.

(2)

Including the net gains/losses on deemed disposals/disposals of investments, fair value changes arising from investments, impairment provision of investments, other expenses in relation to equity transactions of investments and the fair value changes of consideration liabilities related to the acquisition of Ximalaya.

(3)	Represents the income tax effects of Non-IFRS adjustments.

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2023	2024	2025		2025	2026
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in millions)
Adjusted EBITDA
Profit for the year/period	5,220	7,109	11,353	1,623	6,855	4,690	691
Adjustments:
Income tax expense	825	1,603	1,924	275	961	971	143
Finance cost	141	94	129	18	37	51	8
Share of net profit of investments accounted for using equity method	(127)	(96)	(42)	(6)	(39)	(30)	(4)

Operating profit	6,059	8,710	13,364	1,911	7,814	5,682	837
Other gains, net	(230)	(165)	(2,632)	(376)	(2,571)	(218)	(32)
Interest income	(1,052)	(1,196)	(1,054)	(151)	(551)	(475)	(70)
Depreciation of property, plant and equipment and right-of-use assets	223	179	157	22	78	80	12
Amortization of intangible assets	781	799	1,218	174	589	677	100

Adjusted EBITDA (inc. SBC)	5,781	8,327	11,053	1,581	5,359	5,746	847
Share-based compensation	670	596	669	96	297	339	50

Adjusted EBITDA	6,451	8,923	11,722	1,676	5,656	6,085	897

Set forth below is a discussion of our unaudited statements of operations data for the six months ended June 30, 2025 and 2026. The discussion of our audited financial information for the three years ended December 31, 2023, 2024 and 2025 and as of December 31, 2024 and 2025 is set forth in “Item 5. Operating and Financial Review and Prospectus” in our 2025 Form 20-F, which is incorporated by reference into the accompanying prospectus.

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

Revenues

Total revenues increased by 6.5% from RMB15,798 million for the six months ended June 30, 2025 to RMB16,828 million (US$2,480 million) for the six months ended June 30, 2026, primarily due to strong growth in revenues from music related services. The revenues generated from Ximalaya were RMB407 million (US$60 million) for the six months ended June 30, 20261.

Music related services

Our revenues generated from music related services increased by 11.5% from RMB12,658 million for the six months ended June 30, 2025 to RMB14,119 million (US$2,081 million) for the six months ended June 30, 2026. The increase was driven by solid growth in revenues from marketing and consumption services, such as offline performance related services, and revenues from membership services. Revenues from membership services increased by 7.4% from RMB8,718 million for the six months ended June 30, 2025 to RMB9,360 million (US$1,379 million) for the six months ended June 30, 2026. The growth was mainly driven by the continuous expansion of SVIP membership privileges, such as early access to offline performances and artist-related merchandise, and the launch of new membership programs, such as bubble, WeverseDM, and fan-club membership. In addition, the consolidation of Ximalaya also contributed to the increase in our membership revenues. Revenues from offline performances related services achieved robust year-over-year growth as we successfully staged several concerts for our strategically collaborated local and Korean artists across domestic and overseas markets.

[1]

On May 18, 2026, we completed the acquisition of Ximalaya. Ximalaya’ s financial results from that date have been included in our consolidated financial statements for the six months ended June 30, 2026.

Social entertainment services and others

Our revenues generated from social entertainment services and others decreased by 13.7% from RMB3,140 million for the six months ended June 30, 2025 to RMB2,709 million (US$399 million) for the six months ended June 30, 2026.

Cost of revenues

Our cost of revenues increased by 6.0% from RMB8,807 million for the six months ended June 30, 2025 to RMB9,333 million (US$1,376 million) for the six months ended June 30, 2026. The increase was due to increased costs related to offline performances related services, advertising services and higher long-form audio content costs due to expansion of content library. Meanwhile, revenue sharing fees decreased, resulting from declines in both revenue sharing ratio and revenues from social entertainment services.

Gross profit

As a result of the foregoing, our gross profit increased by 7.2% from RMB6,991 million for the six months ended June 30, 2025 to RMB7,495 million (US$1,105 million) for the six months ended June 30, 2026. Our gross margin increased from 44.3% for the six months ended June 30, 2025 to 44.5% for the six months ended June 30, 2026, primarily due to increase in revenues from membership services. The consolidation of Ximalaya had a positive impact on our gross margin.

Operating expenses

Our operating expenses increased by 9.0% from RMB2,299 million for the six months ended June 30, 2025 to RMB2,506 million (US$369 million) for the six months ended June 30, 2026. Operating expenses as a percentage of total revenues increased to 14.9% from 14.6% in the same period of 2025.

Selling and marketing expenses

Our selling and marketing expenses increased by 22.2% from RMB415 million for the six months ended June 30, 2025 to RMB507 million (US$75 million) for the six months ended June 30, 2026, primarily due to higher channel spending and the consolidation of Ximalaya, including the amortization of intangible assets arising from the acquisition.

General and administrative expenses

Our general and administrative expenses increased by 6.1% from RMB1,884 million for the six months ended June 30, 2025 to RMB1,999 million (US$295 million) for the six months ended June 30, 2026. The increase was primarily due to consolidation of Ximalaya, including amortization of intangible assets arising from the acquisition.

Profit for the period

Net profit attributable to equity holders of the Company for the six months ended June 30, 2026 was RMB4,562 million (US$672 million), compared with RMB6,700 million for the same period of 2025. The year-over-year change was primarily attributable to the recognition of a gain of RMB2.37 billion on the deemed disposal of an associate in the first quarter of 2025.

Cash Flows and Working Capital

Our principal sources of liquidity have been cash generated from operating activities. As of June 30, 2026, the combined balance of cash and cash equivalents, term deposits and short-term investments was

RMB44.2 billion (US$6.5 billion), compared with RMB38.0 billion as of December 31, 2025. We believe that our current cash, cash equivalents, term deposits and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months.

On December 17, 2019, we announced a share repurchase program under which we may repurchase up to US$400 million of our Class A ordinary shares in the form of ADSs pursuant to relevant SEC rules during a twelve-month period commencing on December 15, 2019 (the “2019 Share Repurchase Program”). On March 28, 2021, we announced another share repurchase program under which we may repurchase up to US$1 billion of our Class A ordinary shares in the form of ADSs pursuant to the relevant SEC rules (the “2021 Share Repurchase Program”). On March 21, 2023, our board of directors authorized another share repurchase program under which we may repurchase up to US$500 million of our Class A ordinary shares in the form of ADSs during a two-year period commencing from March 2023 (the “2023 Share Repurchase Program”). On March 17, 2025, our board of directors authorized the 2025 Share Repurchase Program under which we may repurchase up to US$1 billion of our Class A ordinary shares, including in the form of ADSs, during a two-year period commencing on March 21, 2025 (the “2025 Share Repurchase Program”). As of June 30, 2026, we have repurchased ADSs from the open market for a total of approximately US$19 million under the 2019 Share Repurchase Program, approximately US$1 billion under the 2021 Share Repurchase Program, US$500 million under the 2023 Share Repurchase Program, and US$400 million under the 2025 Share Repurchase Plan. We repurchased ADSs from the open markets at an aggregate consideration of approximately US$175 million, US$261 million, US$64 million and US$400 million, respectively, under our share repurchase programs in 2023, 2024 and 2025 and for the six months ended June 30, 2026. We may repurchase additional shares depending on market conditions.

On September 3, 2020, we issued an aggregate of US$300 million senior unsecured notes due in 2025 (the “2025 Notes”), with annual interest rate of 1.375%, and an aggregate of US$500 million senior unsecured notes due in 2030 (the “2030 Notes”), with annual interest rate of 2.000%. The net proceeds from the notes offering were used for general corporate purposes. As of the date of this prospectus supplement, the aggregate principal amount of the 2030 Notes outstanding was US$500 million. We are not subject to any financial covenants or other significant restrictions under these notes.

During six months ended June 30, 2026, a wholly-owned subsidiary of the Group entered into loan facility agreements with several banks, pursuant to which RMB12.8 billion principal amount has been drawn down, with a term of 316 days to 10 years and interest payable quarterly or semi-annually, and the interest rate is based on the Loan Prime Rate (LPR) published by the National Interbank Funding Center or at fixed rate. The net proceeds from the facility will be used to support our business transactions or for general corporate purposes.

Following the completion of our acquisition of Ximalaya in May 2026, Ximalaya’s bank borrowings were included in our consolidated financial statements. Such bank borrowings generally have terms ranging from one to three years, with interest payable monthly or quarterly, and bear interest at either floating rates based on the LPR or fixed rates. As of June 30, 2026, our total borrowings outstanding amounted to RMB13.1 billion.

We intend to finance our future working capital requirements and capital expenditures from existing cash, cash equivalents, term deposits and cash generated from operating activities. We may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash is insufficient to meet our requirements, we may seek to issue debt or equity securities or obtain additional credit facilities. Financing may be unavailable in the amounts we need or on terms acceptable to us, if at all. Issuance of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer.

As a holding company with no material operations of our own, we conduct our operations primarily through our PRC subsidiaries and our consolidated VIEs in China. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries in China through capital contributions or loans, subject to the approval of government authorities and limits on the amount of capital contributions and loans. In addition, our subsidiaries in China may provide Renminbi funding to our consolidated VIEs only through entrusted loans. The ability of our subsidiaries in China to make dividends or other cash payments to us is subject to various restrictions under PRC laws and regulations.

Operating Activities

Net cash provided by operating activities was RMB5,196 million (US$766 million) in the six months ended June 30, 2026. The difference between our profit before income tax of RMB5,661 million (US$834 million) and the net cash provided by operating activities was mainly due to: (i) a decrease in accounts payable and other operating liabilities of RMB665 million (US$98 million); (ii) an increase in accounts receivables and other operating assets of RMB485 million (US$71 million); (iii) income tax paid of RMB387 million (US$57 million); partially offset by (i) depreciation and amortization of RMB757 million (US$112 million); and (ii) non-cash share-based compensation expense of RMB339 million (US$50 million).

Net cash provided by operating activities was RMB4,157 million in the six months ended June 30, 2025. The difference between our profit before income tax of RMB7,816 million and the net cash provided by operating activities was mainly due to: (i) net gains in relation to equity investments of RMB2,376 million; (ii) an increase in accounts receivables and other operating assets of RMB1,019 million; (iii) the income tax paid of RMB917 million; partially offset by (i) depreciation and amortization of RMB667 million; and (ii) non-cash share-based compensation expense of RMB297 million.

Investing activities

Net cash provided by investing activities was RMB2,932 million (US$432 million) in the six months ended June 30, 2026, which was primarily attributable to: (i) receipt from maturity of term deposits with initial terms of over three months of RMB16,102 million (US$2,373 million); and (ii) receipt from short-term investments of RMB4,880 million (US$719 million); partially offset by (i) net cash payment for business combination of RMB7,415 million (US$1,093 million); (ii) placement of term deposits with initial terms of over three months of RMB6,102 million (US$899 million); (ii) placement of short-term investments of RMB4,012 million (US$591 million); (iii) purchase of intangible assets of RMB239 million (US$35 million); and (iv) payments for acquisition of investments accounted for as financial assets at fair value through profit or loss of RMB229 million (US$34 million).

Net cash used in investing activities was RMB3,854 million in the six months ended June 30, 2025, which was primarily attributable to: (i) placement of term deposits with initial terms of over three months of RMB5,706 million; (ii) placement of short-term investments of RMB2,300 million; (iii) payment for acquisition of investments accounted for using equity method of RMB1,819 million; (iv) payments for acquisition of investments accounted for as financial assets at fair value through other comprehensive income of RMB1,230 million; (v) net cash payment for business combination of RMB1,053 million; partially offset by (i) receipt from maturity of term deposits with initial terms of over three months of RMB6,189 million; and (ii) receipt from short-term investments of RMB2,339 million.

Financing activities

Net cash provided by financing activities was RMB7,273 million (US$1,072 million) in the six months ended June 30, 2026, which was mainly due to (i) proceeds from short-term and long-term borrowings of RMB12,770 million (US$1,882 million); (ii) payment for repurchase of ordinary shares of RMB2,725 million (US$402 million); and (iii) payment for dividends to our shareholders of RMB2,539 million (US$374 million).

Net cash used in financing activities was RMB2,512 million in the six months ended June 30, 2025, which was mainly due to (i) payment for dividends to our shareholders of RMB1,981 million; and (ii) payment for repurchase of ordinary shares of RMB391 million.

Material Cash Requirements

Our material cash requirements as of June 30, 2026 and any subsequent interim period primarily include our capital expenditures, commitments, share repurchase, short-term and long-term debt obligations and dividend payments.

We expect to meet our current and future material cash needs through our existing cash, cash equivalents, term deposits and cash generated from operating activities and external financing, including debt financing, as appropriate. We expect to continue making cash expenditures to support our operations and the growth of our business. We may also use earnings remitted by our PRC subsidiaries to fulfil our onshore and offshore capital needs.

Capital Expenditures

Our capital expenditures are incurred primarily in connection with purchases of property, plant and equipment, land use rights and intangible assets. Our capital expenditures were RMB558 million and RMB432 million (US$64 million) for the six months ended June 30, 2025 and 2026, respectively. We intend to fund our future capital expenditures with our existing cash, cash equivalents, term deposits and cash generated from operating activities. We will continue to make capital expenditures to meet the expected growth of our business.

Commitments

The following table sets forth our commitments as of June 30, 2026.

	Payment due by period
	Total		Less than 1 year		1 – 3 years		3 – 5 years		More than 5 years
	RMB	US$	RMB	US$	RMB	US$	RMB	US$	RMB	US$
	(in millions)
Operating commitments(1)	135	20	131	19	3	0	1	0	—	—
Content royalties(2)	3,152	465	2,512	370	618	91	22	3	—	—
Capital commitments(3)	440	65	366	54	67	10	7	1	—	—
Investment commitments(4)	331	49	331	49	—	—	—	—	—	—

Notes:

(1)	Represents our future minimum commitments under non-cancelable operating arrangements, which are mainly related to offline performance services and other services.
(2)

Represents the minimum royalty payments associated with license agreements that were effective as of the end of the respective period. Contracts that are still in the negotiation and have not yet been signed are not included in this commitment.

(3)	Represents the minimum payments associated with construction of buildings.
(4)	Represents commitments to acquire the equity interests in certain entities.

Share Repurchase

Our share repurchase may be made from time to time through open market transactions at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on the market conditions. See “— Cash Flows and Working Capital” above for further details of our shares repurchases during the periods presented.

Dividends

On May 11, 2024, our board of directors adopted a cash dividend policy, under which we may choose to declare and distribute a cash dividend each year in accordance with our memorandum and articles of association and applicable laws and regulations. On the same day, for the fiscal year of 2023, our board of directors declared a cash dividend of US$0.0685 per ordinary share, or US$0.1370 per ADS, to holders of record of ordinary shares and ADSs as of the close of business on May 31, 2024, with an aggregate amount of cash dividends of approximately US$210 million. On March 17, 2025, for the fiscal year of 2024, our board of directors declared a cash dividend of US$0.09 per ordinary share, or US$0.18 per ADS, to holders of record of ordinary shares and ADSs as of the close of business on April 3, 2025, with the total dividend payout amounting to approximately US$275 million. On March 17, 2026, for the fiscal year of 2025, our board of directors declared a cash dividend of US$0.12 per ordinary share, or US$0.24 per ADS, to holders of record of ordinary shares and ADSs as of the close of business on April 2, 2026, with the total dividend payout amounting to approximately US$370 million.

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts and commissions and estimated net offering expenses) from the sale of the Notes will be approximately US$991.9 million. We plan to use the net proceeds from this offering for general corporate purposes, including refinancing of offshore indebtedness and share repurchases.

If an unforeseen event occurs or business conditions change, we may use the proceeds differently than as described herein. In utilizing the proceeds, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and to the consolidated VIEs only through loans, and only if we satisfy the applicable government registration and approval requirements. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiaries or the VIEs, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. Additionally, while there is no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries, loans provided to our PRC subsidiaries and the consolidated VIEs in the PRC are subject to certain statutory limits. See “Item 3.D. Key Information—Risk Factors— Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and regulatory control of currency conversion may delay or prevent us from using the proceeds of our financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2025 Form 20-F, which is incorporated by reference into the accompanying prospectus.

Pending use of the net proceeds, we intend to invest our net proceeds in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing financial instruments or demand deposits.

CAPITALIZATION

The following table sets forth our consolidated total capitalization as of June 30, 2026 on an actual basis and on an as adjusted basis to give effect to the issuance of the Notes, after deducting underwriting discounts and commissions and estimated offering expenses in this offering as if the Notes were issued on that day. This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes thereto in our current report on Form 6-K furnished to the SEC on September 1, 2026, which is incorporated by reference into the accompanying prospectus.

	As of June 30, 2026
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in millions)
Notes payable
US$500 million 2.000% senior notes due 2030	3,390	500	3,390	500
US$500 million 5.050% senior notes due 2031	—	—	3,368	496
US$500 million 5.650% senior notes due 2036	—	—	3,362	496
Subtotal	3,390	500	10,120	1,492
Borrowings	13,139	1,936	13,139	1,936
Total debt	16,529	2,436	23,259	3,428
Total shareholders’ equity(1)	81,073	11,949	81,073	11,949
Total capitalization(2)	97,602	14,385	104,332	15,377

Note:

(1)	Total shareholders’ equity includes shareholders’ equity pertaining to our shareholders plus shareholders’ equity pertaining to the non-controlling interests in our subsidiaries.
(2)	Total capitalization is the sum of total debt and total shareholders’ equity.

After the completion of this offering, we may incur additional debt in the regular course of our business, including RMB-denominated borrowings or debt securities in China, which may materially affect our total debt as provided in the table above.

Except as disclosed herein, there have been no material changes in our total capitalization since June 30, 2026.

DESCRIPTION OF THE NOTES

The following description is only a summary of the material terms of the Notes and does not purport to be complete. The Notes will be issued under and governed by the indenture dated as of September 10, 2026, as supplemented by the first supplemental indenture to be dated as of September 10, 2026 (as so supplemented, the “indenture”), between us and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “trustee”, which expression shall include any successor trustees). The following description of certain material terms of the Notes is subject to, and is qualified in its entirety by reference to, the indenture, including definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture because it, and not this description, defines your rights as a beneficial holder of the Notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the indenture from us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

In this description, references to the “Company,” “we,” “us,” or “our” mean Tencent Music Entertainment Group only and do not include any of our Subsidiaries or Consolidated Affiliated Entities, unless the context otherwise requires.

General

The 2031 Notes and the 2036 Notes will constitute a series of securities under the indenture. The 2031 Notes will initially be issued in an aggregate principal amount of US$500,000,000 and will mature on September 10, 2031, and the 2036 Notes will initially be issued in an aggregate principal amount of US$500,000,000 and will mature on September 10, 2036, unless the 2031 Notes and the 2036 Notes, as the case may be, are redeemed prior to their maturity pursuant to the indenture and the terms thereof. The 2031 Notes will bear interest at the rate of 5.050% per annum and the 2036 Notes will bear interest at the rate of 5.650% per annum. Interest on the Notes will accrue from September 10, 2026 and will be payable semi-annually in arrears on March 10 and September 10 of each year, beginning on March 10, 2027, to the persons in whose names the Notes are registered at the close of business on the preceding February 23 and August 26, respectively, which we refer to as the record dates. At maturity, the Notes are payable at their principal amount plus premium (if any) plus accrued and unpaid interest thereon. In any case where the payment of principal of, premium (if any) or interest on the Notes is due on a date that is not a Business Day (as defined below), then payment of principal of, premium (if any) or interest on the Notes, as the case may be, shall be made on the next succeeding Business Day and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to such next succeeding Business Day. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. “Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in global registered form.

Ranking

The Notes will be our senior unsecured obligations issued under the indenture. The Notes will rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes and rank at least equal in right of payment with all of our existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law). However, the Notes will be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor, and be structurally subordinated to all existing and future obligations and other liabilities of our Controlled Entities.

Issuance of Additional Notes

We may, from time to time, without the consent of the holders of the Notes, create and issue additional Notes having the same terms and conditions as any series of the Notes in all respects (or in all respects except for the issue date, the issue price and the first payment of interest). Additional Notes issued in this manner will be consolidated with the previously outstanding Notes of the relevant series to constitute a single series of the Notes of such series. We will not issue any additional Notes with the same CUSIP, ISIN or other identifying number as any Notes offered hereby unless the additional Notes are fungible with the outstanding Notes for U.S. federal income tax purposes.

Optional Redemption

Prior to August 10, 2031 (one (1) month prior to their maturity date), we may redeem the 2031 Notes, and prior to June 10, 2036 (three (3) months prior to their maturity date), we may redeem the 2036 Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) the “make whole amount”, which means (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2031 Notes and 15 basis points in the case of the 2036 Notes, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the applicable Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the applicable Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means August 10, 2031 for the 2031 Notes and June 10, 2036 for the 2036 Notes, as the case may be.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the fifth Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the fifth Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the fourth Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to (i) the trustee and (ii) each holder of the Notes to be redeemed. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed.

No notes of a principal amount of $200,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. The principal amount of a Note remaining outstanding after redemption in part shall be at least US$200,000 or an integral multiple of US$1,000 in excess thereof. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, we may, in our discretion, delay the redemption date (even if beyond 60 days from when notice was given) until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. We shall provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes of a series are to be redeemed, the Notes to be redeemed will be selected (i) if listed on a national securities exchange and/or held through the clearing systems then in compliance with the requirements of such national securities exchange and/or the clearing system, and (ii) if the Notes are not listed on any securities exchange and are not held through the clearing systems then pro rata, by lot or in such other manner as the trustee deems appropriate in its sole discretion, unless otherwise required by law.

Repurchase Upon Triggering Event

If a Triggering Event occurs, unless we have exercised our right to redeem the Notes of the relevant series as described under the heading “Description of Debt Securities—Tax Redemption” in the accompanying prospectus or under the heading “Optional Redemption” above, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”) on the terms set forth in the indenture and the Notes of the relevant series. In the Triggering Event Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”).

Within 30 days following a Triggering Event, we will be required to mail a notice to holders of the Notes, with a copy to the trustee, describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Triggering Event Payment Date”), pursuant to the procedures required by the Notes of the relevant series and described in such notice.

On the Triggering Event Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Triggering Event Offer;

•

deposit with the relevant paying agent one Business Day prior to the Triggering Event Payment Date an amount equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The relevant paying agent will be required to promptly mail, to each holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

There can be no assurance that we will have sufficient funds available at the time of a Triggering Event to consummate a Triggering Event Offer for all Notes then outstanding (or all Notes properly tendered by the holders of such Notes) and pay the Triggering Event Payment. We may also be prohibited by terms of other indebtedness or agreements from repurchasing the Notes upon a Triggering Event, which would require us to repay the relevant indebtedness or terminate the relevant agreement before we can proceed with a Triggering Event Offer, and there can be no assurance that we will be able to effect such repayment or termination.

The trustee shall not be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and shall not be responsible or liable to any person for any failure to do so.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under IFRS 10: Consolidated Financial Statements, IFRS 11: Joint Arrangements and IFRS 12: Disclosure of Interests in Other Entities issued by the International Accounting Standards Board (including, in each case, any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than International Financial Reporting Standards, the equivalent of IFRS 10: Consolidated Financial Statements, IFRS 11: Joint Arrangements and IFRS 12: Disclosure of Interests in Other Entities issued by the International Accounting Standards Board under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person. “Group” means the Company and our Controlled Entities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing.

“Independent Legal Counsel” means a legal counsel or law firm of nationally recognized standing.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter and (B) we have not furnished to the trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an Independent Financial Advisor or an Independent Legal Counsel stating either (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of ours) or (2) such Change in Law would not materially adversely affect our ability to make principal, premium (if any) and interest payments on the Notes when due.

The definition of Triggering Event includes a phrase relating to operating “substantially all” or deriving “substantially all” of the economic benefits from, the business operations conducted by the Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Triggering Event may be uncertain.

Tax Redemption

The Notes may be redeemed at our option, in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest, if as a result of certain changes in tax law we become obligated to pay Additional Amounts in respect of the Notes or certain other events occur. See “Description of Debt Securities—Tax Redemption” in the accompanying prospectus.

Payment of Additional Amounts

All payments of principal, premium and interest made by us in respect of the Notes of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the Cayman Islands, Hong Kong, the PRC or any jurisdiction where we or our paying agent are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any Note of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Note to comply with a timely request by us addressed to the holder to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)

to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and current or future U.S. Treasury regulations thereunder (“FATCA”), any agreement with the Internal Revenue Service implementing or relating to FATCA, any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA;

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

(ix)	any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 Business Days prior to each date of payment of principal of, premium (if any) or interest on the Notes of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers’ certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers’ certificate will be required prior to any date of payment of principal of, premium (if any) or interest on the Notes of such series if there has been no change with respect to the matters set forth in a prior officers’ certificate. The trustee and each paying agent shall be entitled to rely on the fact that any officers’ certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us or its paying agent is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Modification and Waiver

The provisions of the indenture relating to modification and waiver, which are described under the heading “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus, will apply to the Notes, with the additional provisions that:

(i)

we and the trustee may not, without the consent of each holder of the applicable series of the Notes affected thereby, reduce the amount of the premium payable upon the redemption or repurchase of any series of the Notes or change the time at which any series of the Notes may be redeemed or repurchased as described above under “—Optional Redemption” or “—Repurchase Upon Triggering Event” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event”); and

(ii)

we and the trustee may, without the consent of any holder of the Notes of any series, amend the indenture and the relevant Notes to conform the text of the indenture or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the indenture or the Notes as evidenced by an officers’ certificate.

Events of Default

Under the terms of the indenture, each of the following constitutes an Event of Default for each series of the Notes:

(i)	failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment;

(ii)	failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii)	we default in the performance of or breach our obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

we default in the performance of or breach any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding;

(v)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging us or any of our Principal Controlled Entities bankrupt or insolvent, or approving as final and non- appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(vi)

the commencement by us or any of our Principal Controlled Entities of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal

Controlled Entity to the entry of a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property pursuant to any such law, or the making by us or any of our Principal Controlled Entities of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our Principal Controlled Entities in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our Principal Controlled Entities that resolves to commence any such action;

(vii)

the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

(viii)	any other event of default described in the applicable prospectus supplement.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clauses (v) and (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may, and the trustee, upon instructions from holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding and subject to receipt of pre-funding, security and/or indemnity to its satisfaction, shall declare the unpaid principal amount of such debt securities and any accrued and unpaid interest and premium (if any) thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless the requisite number of holders shall have instructed the trustee in writing and offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security. No one or more of such holders of the Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all of such holders.

Limitation on Liens

So long as any Note remains outstanding, we will not create or have outstanding, and we will ensure that none of our Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of our/their respective present or future undertaking, assets or revenues (including any uncalled capital) securing any Relevant Indebtedness or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of us or of any of our Principal Controlled Entities, without (i) at the same time or prior thereto securing or guaranteeing the Notes equally and ratably therewith or (ii) providing such other security or guarantee for the Notes as shall be approved by an act of the holders of each series of the Notes holding at least a majority of the principal amount of that series of the Notes then outstanding.

The foregoing restriction will not apply to:

(i)	any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)

any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into us or a Principal Controlled Entity after the date of the indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into us or a Principal Controlled Entity;

(iii)	any Lien created or outstanding in favor of us;

(iv)

any Lien in respect of Relevant Indebtedness of us or any Principal Controlled Entity with respect to which we or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of us or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)

any Lien created in connection with Relevant Indebtedness of us or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in China;

(vi)	any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii)

any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, except (i) any indebtedness in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities initially offered, marketed or issued primarily to Persons resident in the PRC and denominated in Renminbi, (ii) any debt securities exchangeable for shares of the Capital Stock (or American depositary shares representing such shares of Capital Stock) of a Person held by us or any Principal Controlled Entity, and (iii) any Non-recourse Obligations.

Certain Definitions

The definition of “Principal Controlled Entities,” which is included under the heading “Description of Debt Securities—Certain Definitions” in the accompanying prospectus, will apply to the Notes, provided that it has been modified, inter alia, (i) to exclude certain listed Controlled Entities from such definition and (ii) to increase the revenue and net profit thresholds in the definition of Principal Controlled Entities from 5% to 10%, such that the description of such provisions with respect to the Notes is as follows:

“Principal Controlled Entities” at any time shall mean one of our Non-listed Controlled Entities

(i)	as to which one or more of the following conditions is/are satisfied:

(a)

its total revenue or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to us is at least 10% of our consolidated total revenue;

(b)

its net profit or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net profit attributable to us (in each case before taxation and exceptional items) is at least 10% of our consolidated net profit (before taxation and exceptional items); or

(c)

its net assets or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net assets attributable to us (in each case after deducting minority interests in Subsidiaries) are at least 10% of our consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Non-listed Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Non-listed Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Non-listed Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Non-listed Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)

to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officers’ certificate delivered to the trustee certifying in good faith as to whether or not a Non-listed Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.”

“Non-listed Controlled Entities” means the Controlled Entities other than (i) any Controlled Entities with shares of common stock or other common equity interests listed on an internationally recognized stock exchange; and (ii) any Subsidiaries or Consolidated Affiliated Entities of any Controlled Entity referred to in clause (i) of this definition.

NDRC Post-Issuance Filing

The Company will notify the trustee if it does not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the completion of the Notes issuance in accordance with Administrative Measures for the Examination and Registration of Medium and Long-Term Foreign Debt of Enterprises (企業中長期外債審核登記管理辦法 (中華人民共和國國家發展和改革委員會令第56 號)) issued by the NDRC and which came into effect on 10 February 2023 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee shall be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

The trustee shall have no obligation or duty to monitor or ensure or to assist with the Post-Issuance Filing on or before the deadline referred to above or to verify the accuracy, validity, and/or genuineness of any documents in relation to or in connection with the Post-Issuance Filing and/or the relevant documents evidencing the Post-Issuance Filing or to give notice to holders of the Notes confirming the completion of the Post-Issuance Filing, and shall not be liable to holders of the Notes or any other person for not doing so.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in China are authorized or obligated by law, regulation or executive order to remain closed.

Discharge

We may, at our option, discharge any and all of our obligations in respect of the Notes (except as to any surviving rights of registration of transfer or exchange of the Notes and rights to receive payments of principal of, premium, if any, and interest on the Notes) when:

(1)	either:

(a)

all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the registrar for cancelation; or

(b)

all Notes that have not been delivered to the registrar for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee (or its agent) as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law is filed with respect to us within 91 days after the deposit and the trustee (or its agent) is required to return the moneys then on deposit with the trustee to us, our obligations under the indenture with respect to the Notes shall not be deemed terminated or discharged;

(2)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the Notes on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the Notes;

(4)	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, we shall deliver an officers’ certificate and an opinion of legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such

U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Bankruptcy Code” means Title 11 of the United States Code.

Legal Defeasance and Covenant Defeasance

The provisions of the indenture relating to legal defeasance and covenant defeasance, which are described under the heading “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the Notes, and in addition, we may also exercise Covenant Defeasance with respect to our obligations under the indenture and the Notes that are described under the headings “—Repurchase Upon Triggering Event” and “—Limitation on Liens” above.

No Sinking Fund

The Notes will not be subject to, nor entitled to the benefit of, any sinking fund.

Book-Entry; Delivery and Form

Each series of the Notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank SA/ NV (“Euroclear”) as operator of the Euroclear System, and Clearstream Banking S.A. (“Clearstream”). We will not issue certificated Notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the Notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

You, as the beneficial owner of Notes, will not receive certificates representing ownership interests in the global notes, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and a successor depositary is not appointed within 90 days; or (2) an event of default with respect to the Notes will have occurred and be continuing and a holder requests us in writing to issue a certificated note. These certificated Notes will be registered in such name or names as DTC will instruct the trustee and the agents. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture relating to the Notes. Except as provided above, you, as the beneficial owner of interests in the global notes, will not be entitled to have Notes registered in your name, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their Notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee, any agent or us. Accordingly, we, the trustee and any agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in the Notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of the Notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

In considering the interests of holders of the Notes while title to the Notes is registered in the name of a nominee of DTC, the trustee, the transfer agent, the paying agent and the registrar may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to Notes and may (but will not be obliged to) consider such interests as if such accountholders were the holders of the Notes.

Clearstream and Euroclear have provided us with the following information:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of the Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee and the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

TAXATION

Prospective investors should consult their tax advisors regarding the possible tax consequences of the ownership and disposition of the Notes under the laws of their country of citizenship, residence, or domicile.

Cayman Islands Taxation

The following is a discussion of certain Cayman Islands income tax consequences of an investment in the Notes. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under existing Cayman Islands law, payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation, or capital gains tax and no estate duty, inheritance tax, or gift tax. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note is stampable if executed in or brought into the Cayman Islands.

PRC Taxation

The following is a summary of certain PRC tax consequences of the purchase, ownership, and disposition of Notes to non-resident enterprises and non-resident individuals. It is based upon applicable laws, rules, and regulations in effect as of the date of this prospectus supplement, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own, or dispose of the Notes and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Persons considering the purchase of Notes should consult their own tax advisors concerning the tax consequences of the purchase, ownership, and disposition of Notes, including such possible consequences under the laws of their country of citizenship, residence, or domicile.

As described in our 2025 Form 20-F, we may be deemed a PRC “resident enterprise” under PRC tax laws. See “Item 10.E. Taxation—People’s Republic of China Taxation” in our 2025 Form 20-F. If we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, holders of Notes that are non-resident enterprises may be subject to PRC withholding of income tax on interest or premium (if any) paid by us or PRC enterprise income tax on any gains realized from the transfer of Notes, if such income is considered to be derived from sources within the PRC, at a rate of 10%, provided that such non-resident enterprise investor (i) has no establishment or premises in the PRC, or (ii) has an establishment or premises in the PRC but its income derived from the PRC has no real connection with such establishment or premises. Furthermore, if we are considered a PRC resident enterprise and the relevant PRC tax authorities consider interest we pay on the Notes, or premium (if any) or any gains realized from the transfer of Notes to be income derived from sources within the PRC, such interest or premium received by non-resident individuals may be subject to PRC withholding of income tax and such gain realized by non-resident individuals may be subject to PRC individual income tax, in each case at a rate of 20%. Any PRC income tax liability on interest, premium or gain described above may be reduced under applicable tax treaties. However, it is unclear whether in practice non-resident holders would be able to obtain the benefits of income tax treaties entered into between the PRC and their countries. In addition, if we are considered a PRC resident enterprise under the PRC Enterprise Income Tax Law, interest payable by us to non-resident holders of the Notes may be subject to PRC value-added tax at a rate of 6% and related local levies, including educational surtax and urban maintenance and construction tax at a rate of up to 0.72%. Tax treaties with the PRC will not apply to value added tax, if any.

If we are not deemed a PRC resident enterprise, non-resident enterprise and non-resident individual holders of Notes will not be subject to PRC income tax on any payments of interest on, or gains from the transfer of, Notes.

U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the U.S. Holders (defined below) of owning and disposing of Notes that are (i) purchased in this offering at the “issue price,” which for any series of Notes will equal the first price at which a substantial amount of the Notes is sold to the public for money (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and (ii) held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. For example, this discussion does not address any special tax accounting rules set forth under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), nor does this discussion address any estate or gift tax laws, any minimum or Medicare contribution tax consequences, or differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a dealer or an electing trader in securities that uses a mark-to-market method of tax accounting;

•	a person holding Notes as part of a “straddle” or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	a tax-exempt entity; or

•	a person holding Notes in connection with a trade or business conducted outside the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns the Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning Notes and their partners should consult their tax advisers concerning the U.S. federal income tax consequences to them of the acquisition, ownership, and disposition of Notes.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as well as the income tax treaty between the United States and the PRC (the “Treaty”), all as of the date hereof, any of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes should consult their tax advisers concerning the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

You are a U.S. Holder for purposes of this discussion if you are, for U.S. federal income tax purposes, a beneficial owner of a Note and:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

It is expected, and this discussion assumes, that the Notes will be issued without “original issue discount” for U.S. federal income tax purposes. If, however, the principal amount of the Notes exceeds their issue price by a specified de minimis amount or more, as determined under applicable Treasury regulations, a U.S. Holder will be required to include that excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash attributable to this income.

Interest. Stated interest paid on a Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.

Interest will generally be treated as foreign-source income for U.S. federal income tax purposes, which may be relevant to you in calculating your foreign tax credit limitation. As described in “Taxation—PRC Taxation,” if we are treated as a PRC resident enterprise, interest payments on the Notes may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of interest will include any amounts withheld by us in respect of PRC taxes and any additional amounts paid with respect thereto. Subject to applicable limitations, some of which vary depending upon your particular circumstances, any PRC income (but not value added) taxes withheld from payments of interest on a Note (at a rate not exceeding an applicable Treaty rate) generally will be creditable against your U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable, the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the PRC income tax system meets these requirements. The U.S. Internal Revenue Service (“IRS”) released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Subject to applicable limitations, you may be able to deduct any PRC taxes withheld from your interest payments in computing your taxable income. In the case of PRC income taxes, the deduction would be made via an election to deduct the PRC tax in lieu of claiming a foreign tax credit). An election to deduct foreign income taxes instead of claiming foreign tax credits applies to all non-U.S. income taxes paid or accrued in the taxable year. You should consult your tax adviser regarding the creditability or deductibility of any PRC or other non-U.S. tax in your particular circumstances.

Sale or other taxable disposition of Notes. You will generally recognize capital gain or loss on the sale or other taxable disposition of a Note in an amount equal to the difference between the amount realized and your tax basis in the Note. The amount realized will not include any amount attributable to accrued interest, which will be treated as described above under “—Interest.” Your tax basis will generally equal your U.S. dollar cost of the Note. Gain or loss, if any, will be long-term capital gain or loss if at the time of sale or other taxable disposition the Notes have been held by you for more than one year. The deductibility of capital losses is subject to limitations.

As described in “Taxation — PRC Taxation” above, if we are treated as a PRC resident enterprise, gain realized on the disposition of Notes may be subject to PRC tax. Under the Code, capital gains of U.S. persons are generally treated as U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. If you are eligible for the benefits of the Treaty, you should consult your tax adviser as to whether you may be able to treat gains on the disposition of a Note as foreign-source income under the Treaty and claim a foreign tax credit in respect of any PRC taxes on such disposition gains. Under certain Treasury regulations, you generally will be precluded from claiming foreign tax credit with respect to PRC income taxes on gains from the dispositions of Notes, unless you are eligible for Treaty benefits and elect to apply such benefits. The IRS released notices that provide relief from the limitation described in the preceding sentence for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). However, even if these Treasury regulations do not prohibit you from claiming a foreign tax credit with respect to PRC taxes on disposition gains, other limitations under the foreign tax credit rules may preclude you from claiming a foreign tax credit with respect to all or a portion of such taxes. If you are precluded from claiming a foreign tax credit, it is possible that any PRC taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits and the deductibility of non-U.S. taxes are complex. You should consult your tax adviser regarding your eligibility for benefits under the Treaty and the consequences of the imposition of any PRC tax on disposition gains, including the Treaty’s possible resourcing rule, any reporting requirements with respect to a treaty-based return position and the creditability or deductibility of any PRC tax on disposition gains in your particular circumstances (including any applicable limitations).

Backup withholding and information reporting. You will be subject to information reporting requirements with respect to payments on your Notes and proceeds from a sale or other taxable disposition of a Note if paid within the United States or through certain U.S.-related financial intermediaries, unless an exception applies. In addition, you may be subject to backup withholding in respect of those payments if you do not provide your taxpayer identification number and certify that you are not subject to backup withholding, or provide proof of an applicable exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Financial Assets Reporting. You may be required to report information relating to any non-U.S. account through which you hold the Notes, subject to certain exceptions. You should consult your tax adviser regarding information reporting requirements, including the significant penalties for non-compliance, relating to your ownership of the Notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the Notes (or any interest therein) will be deemed to have represented by its purchase or holding of the Notes (or any interest therein) that either (a) it is not a Plan and its purchase and holding of the Notes (or any interest therein) is not made on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and subsequent disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility and/or prohibited transaction provisions of ERISA and Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Notes (or any interest therein) will be deemed to have represented by its purchase or holding of the Notes (or any interest therein) that its purchase, holding and subsequent disposition of the Notes (or any interest therein) is not prohibited or otherwise a violation under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the purchase and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the Notes has the exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisers as to whether an investment in the Notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC, Goldman Sachs (Asia) L.L.C. and The Hongkong and Shanghai Banking Corporation Limited are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the Notes of each series set forth opposite its name below:

Underwriters	Principal Amount of the 2031 Notes		Principal Amount of the 2036 Notes
J.P. Morgan Securities LLC		255,000,000		255,000,000
Goldman Sachs (Asia) L.L.C.		120,000,000		120,000,000
The Hongkong and Shanghai Banking Corporation Limited		105,000,000		105,000,000
UBS AG Hong Kong Branch		15,000,000		15,000,000
Bank of China Limited		2,500,000		2,500,000
MUFG Securities Asia Limited		2,500,000		2,500,000

Total	US$	500,000,000	US$	500,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us, and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters must purchase all the Notes if they purchase any of the Notes. The underwriters reserve the right to withdraw, cancel, or modify offers to investors and to reject orders in whole or in part.

The underwriters initially propose to offer part of the Notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of Notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, and FINRA rules. Goldman Sachs (Asia) L.L.C. will offer the Notes in the United States through its registered broker-dealer affiliate Goldman, Sachs & Co. LLC. The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its SEC-registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc. UBS AG Hong Kong Branch will offer the Notes in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. Bank of China Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. Bank of China Limited has agreed that it does not intend to, and will not, offer or sell any of the Notes in the United States or to U.S. persons in connection with this offering. MUFG Securities Asia Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. MUFG Securities Asia Limited has agreed that it does not intend to, and will not, offer or sell any of the Notes in the United States or to U.S. persons in connection with this offering.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Paid by Us
Per 2031 Note		0.30%
Per 2036 Note		0.30%
Total	US$	3,000,000

Expenses associated with this offering to be paid by us, other than underwriting commissions and discounts, are estimated to be approximately US$2.3 million.

We have agreed that, for a period until 30 days after the date of closing (which is expected to be the fourth business day following the date of this prospectus supplement), we will not, without the prior written consent of the representatives, offer, sell, contract to sell, or otherwise dispose of any securities issued or guaranteed by us that are substantially similar to the Notes. The underwriters in their sole discretion may consent to the offering and sale of such securities by us at any time without notice. We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Notes will constitute a new class of securities with no established trading market. Application will be made for the listing of, and permission to deal in, the Notes on the SEHK. However, we cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.

The underwriters (or their affiliates) may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids to the extent permitted by applicable laws and regulations. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by such dealer are purchased in a stabilizing transaction or a covering transaction to cover short positions. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally settle in two business days, and purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisor.

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Company, a CMI or its group companies would be considered under the SFC Code as having an Association with the Company, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Company or any CMI (including its group companies) and inform the relevant underwriter accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions set out elsewhere in this Offering Circular.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Company. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Manager(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to:

•	investor.info.hk.oc.bond.deals@jpmorgan.com

•	gs-hk-dcm-omnibus@gs.com

•	hk_syndicate_omnibus@hsbc.com.hk

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Company, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant underwriter may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant underwriter with such evidence within the timeline requested.

Sale, Exchange, Redemption, and Other Disposition of the Notes

European Economic Area

Prospectus Directive Public Offer Selling Restriction

In relation to each member state of the European Economic Area (each a “Relevant State”), no Notes have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold, or otherwise made available and will not offer, sell, or otherwise make available any Notes to any retail investor in the European Economic Area.

For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client , as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

This prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, except as mentioned below, this prospectus supplement may not be issued, circulated or distributed in Hong Kong. A copy of this prospectus supplement and the accompanying prospectus may, however, be issued to prospective applicants for the Notes in Hong Kong in a manner which does not constitute an offer of the Notes to the public in Hong Kong or an issue, circulation or distribution in Hong Kong of a prospectus for the purposes of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong). No advertisement, invitation, or document relating to the Notes may be issued or may be in the possession of any person other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may any Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in China and the Notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any PRC resident.

Cayman Islands

No Notes will be offered or sold to the public in the Cayman Islands.

British Virgin Islands

No invitation will be made directly or indirectly to any person resident in the British Virgin Islands to subscribe for any of the Notes.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advising, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory, commercial banking, and investment banking services, for us and our affiliates in the ordinary course of business for which they received or will receive customary fees and expenses. We may enter into hedging or other derivative transactions as part of our risk management strategy with the underwriters and their affiliates, which may include transactions relating to our obligations under the Notes. Our obligations under these transactions may be secured by cash or other collateral. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments, its direct or indirect subsidiaries and consolidated affiliated entities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes and not with a view to distribution.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell with respect to legal matters of United States federal securities and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law and by Han Kun Law Offices with respect to legal matters of PRC law. The underwriters are being represented by Latham & Watkins LLP with respect to legal matters of United States federal securities and New York State law and Zhong Lun Law Firm with respect to legal matters of PRC law. The validity of the Notes will be passed upon for us by Davis Polk & Wardwell and for the underwriters by Latham & Watkins LLP. Davis Polk & Wardwell may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law, and Latham & Watkins LLP may rely upon Zhong Lun Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (Which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Tencent Music Entertainment Group

Debt Securities

We may offer and sell debt securities from time to time. This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering. We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell these debt securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 10 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

Tencent Music Entertainment Group is a Cayman Islands holding company. It does not engage in operations itself but rather conducts its operations through its PRC subsidiaries, as well as the VIEs through certain contractual arrangements entered into with the VIEs. Though the Foreign Investment Law does not explicitly classify such contractual arrangements as a form of foreign investment, the definition of “foreign investment” under such law is relatively broad and contains a catch-all provision so that foreign investment includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council,” without further elaboration on the meaning of “other means.” Uncertainty remains on how these rules will be interpreted and implemented and whether the Group’s corporate structure could be found to violate current foreign investment rules as we adopt the contractual arrangements with the VIEs to operate certain businesses in which foreign investors are prohibited from or restricted in investing. Furthermore, if future legislations mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, the Group’s current corporate structure, corporate governance and business operations, as well as the Group’s ability to consolidate the VIEs’ results in the Group’s consolidated financial statements, could be materially and adversely affected. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Group’s Corporate Structure—Uncertainties remain as to the interpretation and implementation of the Foreign Investment Law of the PRC and how it may impact the viability of the Group’s current corporate structure, corporate governance and business operations” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, or our 2025 Form 20-F.

Our corporate structure involves unique risks to investors. In 2023, 2024 and 2025, the amount of revenues generated by the VIEs accounted for 96.5%, 95.7% and 93.6%, respectively, of our total net revenues. As of December 31, 2024 and 2025, total assets of the VIEs equaled to 21.1% and 20.6% of our consolidated total assets as of the same dates, respectively. We do not have any equity interests in the VIEs who are owned by certain nominee shareholders or partners. Any of such nominee shareholders or partners could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In the event that the shareholders or partners of the VIEs breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all business operations or otherwise benefit from the assets held by the VIEs and their shareholders or partners of the VIEs, which could have a material adverse effect on our and the VIEs’ business, financial condition and results of operations. As a result, the contractual arrangements may be less effective than direct ownership, and we could face heightened challenges, risks and costs in enforcing these contractual arrangements because uncertainties remain as to the interpretation and application of current and future PRC laws, regulations and rules relating to the legality and enforceability of these contractual arrangements, neither have our contractual arrangements with the VIEs been tested in court. If the PRC regulators deem that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIEs could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change the Group’s corporate structure. We and our investors face certain uncertainty about potential future actions by the PRC regulators that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect our ability to consolidate the financial results of the VIEs and the financial performance of the Group as a whole. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to the Group’s Corporate Structure” of our 2025 Form 20-F for detailed discussion.

In addition, the Group faces various legal and operational risks and uncertainties as the Group bases in and primarily operates in China. The PRC regulators have significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the uncertainty on whether the PCAOB will continue to be able to satisfactorily inspect or investigate completely registered public accounting firms headquartered in the Chinese mainland and Hong Kong. The PRC regulators may also exert influence on the Group’s operations as the government deems appropriate to further regulatory, political and societal goals. The PRC regulators have published new policies that significantly affected our industry and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry that could adversely affect the Group’s business, financial condition and results of operations. Any such action, once taken by the PRC regulators, could cause the value of such securities to significantly decline or in extreme cases, become worthless.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, trading in our securities on U.S. markets, including NYSE, may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in the Chinese mainland and Hong Kong, including our auditor. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in the Chinese mainland and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations accordingly. As a result, we do not believe we are at risk of having our securities subject to a trading prohibition under the HFCAA unless a new determination is made by the PCAOB. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in the Chinese mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including uncertainties surrounding Sino-U.S. relations. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in the Chinese mainland and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the Chinese mainland and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in the Chinese mainland and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For the details of the risks associated with the enactment of the HFCAA, see Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—Trading in our securities may be prohibited under the HFCAA and U.S. national securities exchanges, such as the NYSE, may determine to delist our securities if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years” of our 2025 Form 20-F.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our PRC subsidiaries only through loans or capital contributions, and to the VIEs only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and regulatory control of currency conversion may delay or prevent us from using the proceeds of our financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” of our 2025 Form 20-F. As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiaries and the VIEs when needed. Notwithstanding the foregoing, our PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to the VIEs either through entrustment loans from our PRC subsidiaries to the VIEs or direct loans to such VIEs’ nominee shareholders, which would be contributed to the consolidated variable entity as capital injections. Such direct loans to the nominee shareholders would be eliminated in our consolidated financial statements against the VIE’s share capital. In 2025, our wholly-owned PRC subsidiaries only generated a minimal portion of our total revenues because substantially all of our businesses are subject to foreign investment restrictions under PRC law and therefore can only be conducted through the VIEs. In contrast, most of our assets are held by our offshore incorporated entities and wholly-owned PRC subsidiaries, mostly in the forms of goodwill and cash that do not generate revenues.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2026

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to the American depositary shares, each representing two Class A ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“Group” refers to our company, its subsidiaries, its controlled structured entities (“Variable interest entities”, or “VIE”) and their subsidiaries (“Subsidiaries of VIEs”);

•	“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;

•	“ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.000083 per share;

•	“RMB” refers to the legal currency of China;

•	“SCNPC” refers to the Standing Committee of the National People’s Congress of China;

•	“State Council” refers to the State Council of China;

•	“Tencent” refers to Tencent Holdings Limited, our controlling shareholder;

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

•

“we,” “us,” “our company,” and “our” refer to Tencent Music Entertainment Group (or, where the context requires, its predecessor), its subsidiaries and, in the context of describing our operations and consolidated financial information, its VIEs.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Substantially all of our operations are conducted in China and all of our revenues are denominated in Renminbi. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB6.7851 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2026, except that translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi with respect to amounts for the year ended or as of December 31, 2025 are made at RMB6.9931 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2025. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

Unless otherwise stated, all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein can be identified by the use of forward-looking words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “likely to,” “may,” “plan,” “potential,” “should” and “will” or other similar expressions.

Forward-looking statements appear in a number of places in this prospectus and the documents incorporated by reference in this prospectus, and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our 2025 Form 20-F. These risks and uncertainties include factors relating to:

•	our growth strategies;

•	our future business development, financial condition and results of operations;

•	our ability to retain and engage our user base and expand our music and audio entertainment content offering;

•	our ability to retain and grow our paying users and drive their spending on our services;

•	expected changes in our revenues, content-related costs and operating margins;

•	our ability to retain key personnel and attract new talent;

•	competition landscape in China’s online music and audio entertainment industry;

•	general economic, political, demographic and business conditions in China and globally; and

•	the regulatory environment in which we operate.

This list of important factors is not exhaustive. We would like to caution you not to place undue reliance on these forward-looking statements as predictions of future events. We operate in a rapidly evolving environment. New risks emerge from time to time, and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

OUR COMPANY

Who We Are

Music is a universal passion. Regardless of who we are, where we come from, we all have our favorite songs, albums or artists. Music connects us on a deeply personal level and brings people together through engaging, social, and enjoyable experiences. We are pioneering the way people enjoy online music, and over the years has grown into an integrated platform which offers a wide range of music-centric services, including social entertainment services, concerts and artist merchandise.

Our mission is to create endless possibilities with music and technology. Through technology-empowered product innovation, we remain committed to offering users more diverse and engaging music experiences and providing greater support to musicians and partners in the journey of music creation, production, and distribution.

We offer an all-in-one online entertainment experience for people to discover, listen, sing, watch, perform and socialize around music. To bring a more diversified experience to our users, we have expanded our platform to include long-form audio services and extended our offerings offline through live performance, artist merchandise and other forms of music consumption. By centering our ecosystem around content and high-quality IP, we create a seamless online-and-offline experiences that are visual, immersive, interactive, socially engaging and fun.

Just as we value our users, we also respect those who create content. This is why we champion copyright protection and work relentlessly to support our content partners with broad audience outreach and valuable resources and technology. Through years of efforts, we help promote a more sustainable music entertainment industry in China. Our scale, technology, commitment to copyright protection, and ability to promote original works have made us a preferred partner for musicians and content owners.

We are the largest online music entertainment platform in China in terms of MAU as of December 31, 2025.

What We Offer

The TME platform is an all-in-one music and audio entertainment destination that allows users to seamlessly engage with a broad range of music and audio content in many ways, including discovering, listening, singing, watching, performing and socializing. We adopt a dual engine content-and-platform strategy to constantly enrich content offerings on our platform, while empowering content creation and distribution and delivering a compelling user experience. Through our vibrant community, technologies, and visual and interactive features, we endeavor to enhance our user experience, engagement and retention.

•

Music related services, primarily our QQ Music, Kugou Music, Kuwo Music and Ximalaya, enable users to discover, enjoy and share music in personalized ways. We provide a broad range of features for music discovery, including smart recommendations, music ranking charts, playlists, official music accounts and digital releases. We also offer comprehensive long-form audio content including audiobooks, podcasts and talk shows, as well as music-oriented video content including music videos, live performances and short videos. We recently completed our acquisition of Ximalaya Inc., one of the leading online audio platforms in China and have integrated it into our broader music and audio ecosystem, further expanding our digital audio offerings. In addition, we enable users to purchase digital albums, physical albums, and other artist-related merchandise through our platform.

•

Social entertainment services allow our users to sing, watch and socialize on our platform. We deliver online karaoke services primarily through WeSing, which enables users to sing along from our vast library of karaoke songs and share their performances either in audio or video formats with friends. We also deliver music-centric live streaming services primarily through the “Live Streaming” tab on QQ Music, Kugou Music, Kuwo Music, WeSing,and Kugou Live, providing an interactive online stage for performers and users to showcase their talent and engage with a diverse audience base. We also provide membership and advertising services within our social entertainment services.

Corporate Information

Our corporate headquarters are located at Unit 3, Building D, Kexing Science Park, Kejizhongsan Avenue, Hi-Tech Park, Nanshan District, Shenzhen, 518057, the People’s Republic of China. Our telephone number at this address is +86 755 8601 3388. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.tencentmusic.com. The information contained on our website is not a part of this prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

Our Holding Company Structure and the VIE Contractual Arrangements

Tencent Music Entertainment Group is a Cayman Islands holding company. It does not engage in operations itself but rather conducts its operations through its PRC subsidiaries, as well as the VIEs through certain contractual arrangements entered into with the VIEs. Though the Foreign Investment Law does not explicitly classify such contractual arrangements as a form of foreign investment, the definition of “foreign investment” under such law is relatively broad and contains a catch-all provision so that foreign investment includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council,” without further elaboration on the meaning of “other means.” Uncertainty remains on how these rules will be interpreted and implemented and whether the Group’s corporate structure could be found to violate current foreign investment rules as we adopt the contractual arrangements with the VIEs to operate certain businesses in which foreign investors are prohibited from or restricted in investing. Furthermore, if future legislations mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, the Group’s current corporate structure, corporate governance and business operations, as well as the Group’s ability to consolidate the VIEs’ results in the Group’s consolidated financial statements, could be materially and adversely affected. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Group’s Corporate Structure—Uncertainties remain as to the interpretation and implementation of the Foreign Investment Law of the PRC and how it may impact the viability of the Group’s current corporate structure, corporate governance and business operations” in our 2025 Form 20-F.

Our corporate structure involves unique risks to investors. In 2023, 2024 and 2025, the amount of revenues generated by the VIEs accounted for 96.5%, 95.7% and 93.6%, respectively, of our total net revenues. As of December 31, 2024 and 2025, total assets of the VIEs equaled to 21.1% and 20.6% of our consolidated total assets as of the same dates, respectively. We do not have an equity ownership in, direct investment in, or control of, through such ownership or investment, the VIEs. Investors who are non-PRC residents may never directly hold equity interests in the VIEs under current PRC laws and regulations. We do not have any equity interests in the VIEs which are owned by certain nominee shareholders or partners. Any of such nominee shareholders or partners could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. In the event that the shareholders or partners of the VIEs breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all business operations or otherwise benefit from the assets held by the VIEs and their shareholders or partners of the VIEs, which could have a material adverse effect on our and the VIEs’ business, financial condition and results of operations. As a result, the contractual arrangements may be less effective than direct ownership, and we could face heightened challenges, risks and costs in enforcing these contractual arrangements because uncertainties remain as to the interpretation and application of current and future PRC laws, regulations and rules relating to the legality and enforceability of these contractual arrangements, neither have our contractual arrangements with the VIEs been tested in court. If the PRC regulators deem that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIEs could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change the Group’s corporate structure. We and our investors face certain uncertainty about potential future actions by the PRC regulators that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect our ability to consolidate the financial results of the VIEs and the financial performance of the Group as a whole. Our securities may decline in value or become worthless if we are unable to effectively enforce our contractual control rights over the assets and operations of the VIEs that conduct a significant portion of the Group’s business in China. See “Item 3. Key Information— 3.D. Risk Factors — Risks Related to the Group’s Corporate Structure” of our 2025 Form 20-F for detailed discussion.

The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs as of the date of this prospectus:

Note:

(1)

Shareholders of Guangzhou Kugou and their respective shareholdings and relationship with our company are as follows: (i) Shenzhen Tencent Ruijian Investment Co., Ltd. (99.6096%), an entity controlled by Tencent; (ii) Qianhai Daizheng (0.3319%); and (iii) Shenzhen Litong Industry Investment Fund Co., Ltd. (0.0586%), an entity controlled by Tencent. Guangzhou Kugou operates Kugou Music and Kugou Live.

(2)

Shareholders of Beijing Kuwo and their respective shareholdings and relationship with our company are as follows: (i) Linzhi Lichuang Information Technology Co., Ltd. (61.64%), an entity controlled by Tencent; and (ii) Qianhai Daizheng (38.36%). Beijing Kuwo operates Kuwo Music.

(3)	Shareholders of Beijing Gongse and their respective shareholdings are Mr. Qihu Yang (20%), Mr. Dejun Gu (20%), Ms. Xing Chen (20%), Ms. Yueting Luo (20%) and Mr. Yunheng Liang (20%).
(4)

Partners of Beijing Shangqin are Beijing Gongse (0.0005%) (the general partner), Mr. Qihu Yang (19.9999%), Mr. Dejun Gu (19.9999%), Ms. Xing Chen (19.9999%), Ms. Yueting Luo (19.9999%) and Mr. Yunheng Liang (19.9999%).

(5)

Partners of Beijing Yuzhong are Beijing Gongse (0.0005%) (the general partner), Mr. Qihu Yang (19.9999%), Mr. Dejun Gu (19.9999%), Ms. Xing Chen (19.9999%), Ms. Yueting Luo (19.9999%) and Mr. Yunheng Liang (19.9999%).

(6)	Shareholders of Beijing Zhizheng are Beijing Shangqin (50%) and Beijing Yuzhong (50%).
(7)	Tencent Music Shenzhen operates QQ Music and WeSing.

Transfer of Funds and Other Assets

Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. The VIEs fund their operations primarily using cash generated from operating and financing activities.

As of December 31, 2025, Tencent Music Entertainment Group had made cumulative capital contributions of RMB1,243 million (US$178 million) to our PRC subsidiaries through an intermediate holding company and were accounted as long-term investments of Tencent Music Entertainment Group. These funds have been used by our PRC subsidiaries for their operations. As of December 31, 2025, the loan balance owed by the VIEs from the WOFEs was RMB4,930 million (US$705 million). Our PRC subsidiaries maintained certain personnel for content production, sales and marketing, research and development, and general and administrative functions to support the operations of the VIEs. In 2023, 2024 and 2025, the VIEs transferred RMB16,610 million, RMB18,820 million and RMB20,252 million (US$2,896 million) respectively, to our PRC subsidiaries as payment of services fees (the “Service Charges”). In 2023, 2024 and 2025, the intercompany fund transfers from the WOFEs to the VIEs amounted to RMB49 million, RMB149 million and RMB1,400 million (US$200 million) respectively for treasury management purpose.

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors

Tencent Music Entertainment Group’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Tencent Music Entertainment Group. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, it is possible that our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans and notes denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC regulatory authorities may take measures from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands including servicing our offshore debt obligations, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Tencent Music Entertainment Group. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Recent Regulatory Developments

Regulations on Taxation

On December 25, 2024, the SCNPC promulgated the Value-added Tax Law of the PRC, which became effective on January 1, 2026 and replaced the Provisional Regulations on Value-added Tax of the PRC. The Value-added Tax Law provides that taxpayers that sell goods, provide processing, repair and replacement services, tangible movables leasing services, or import goods are subject to a tax rate of 13%, unless otherwise stipulated in the law; taxpayers that sell services or intangible assets are subject to a tax rate of 6%, unless otherwise stipulated in the law. The Implementing Regulations of the Value-added Tax Law of the PRC, promulgated on December 25, 2025 and effective from January 1, 2026, further clarify the scope of taxpayers, taxable activities and other implementation requirements.

Implication of the Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, trading in our securities on U.S. markets, including NYSE, may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in the Chinese mainland and Hong Kong, including our auditor. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in the Chinese mainland and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations accordingly. As a result, we do not believe we are at risk of having our securities subject to a trading prohibition under the HFCAA unless a new determination is made by the PCAOB. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in the Chinese mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including uncertainties surrounding Sino-U.S. relations. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in the Chinese mainland and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the Chinese mainland and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in the Chinese mainland and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For the details of the risks associated with the enactment of the HFCAA, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—Trading in our securities may be prohibited under the HFCAA and U.S. national securities exchanges, such as the NYSE, may determine to delist our securities if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years” in our 2025 Form 20-F.

RISK FACTORS

Investing in our debt securities involves risk. Before you decide to buy our debt securities, you should carefully consider the risks described in our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as outstanding debt securities of any series issued hereunder unless the additional debt securities are fungible with such outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” If your debt securities are not in global form, we may choose to act as our own paying agent and pay interest by mailing checks or by wire transfer. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Additional Amounts

All payments of principal, premium and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the Cayman Islands, Hong Kong, the PRC or any jurisdiction where we or our paying agent are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii) in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv) in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

(v) in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(vi) to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and current or future U.S. Treasury regulations thereunder (“FATCA”), any agreement with the Internal Revenue Service implementing or relating to FATCA, any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA;

(viii) any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

(ix) any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 business days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers’ certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers’ certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officers’ certificate. The trustee and each paying agent shall be entitled to conclusively rely on the fact that any officers’ certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss, liability or reasonably incurred expense without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officers’ certificate furnished pursuant to this paragraph or on the fact that any officers’ certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us or its paying agent is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, along with any Additional Amounts with respect thereto if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of, or the stating of an official position with respect to, such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the issue date of the first tranche of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us that is not organized or tax resident in a jurisdiction that was already a Relevant Jurisdiction prior to the date of succession, the date on which such successor Person to us became a successor to us pursuant to the applicable provisions of the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of external legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officers’ certificate from us or any such successor Person to us, stating that such amendment or change has occurred, and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it. The trustee shall be entitled to rely conclusively upon such certificate and opinion as sufficient evidence of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders.

Notice of redemption of debt securities as provided above shall be given to the holders and the trustee not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture, and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities.

We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:

(i) change the Stated Maturity of any debt security;

(ii) reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;

(iii) change any obligation of ours to pay Additional Amounts with respect to any debt security;

(iv) change the currency of payment of the principal of, premium (if any) or interest on any debt security;

(v) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

(vi) impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;

(vii) reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any supplemental indenture;

(viii) reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(ix) modify the provisions of the indenture with respect to modification and waiver;

(x) amend, change or modify any provision of the indenture affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

(xi) reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under “—Tax Redemption” or as described in the applicable prospectus supplement.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities.

Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:

(i) cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders;

(ii) in the case of a merger or consolidation, evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the debt securities of one or more series and in this indenture or any supplemental indenture;

(iii) comply with the rules of any applicable depositary;

(iv) secure any series of debt securities;

(v) add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(vi) make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;

(vii) evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii) conform the text of the indenture or any series of the debt securities to any provision of this “Description of Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officers’ certificate;

(ix) make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

(x) change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(xi) make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

(xii) add guarantors or co-obligors with respect to any series of debt securities; and

(xiii) establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not, directly or indirectly, consolidate with or merge into any other Person in a transaction or a series of transactions in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

(i) we shall be the continuing person or, if we are not the continuing person, any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the Cayman Islands or Hong Kong;

(ii) such Person expressly assumes by indentures supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any Successor Jurisdiction, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee and will be in form and substance reasonably satisfactory to the trustee;

(iii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iv) we have delivered to the trustee an officers’ certificate and an opinion of external legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein relating to such transaction have been complied with.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:

(i) failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment;

(ii) failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

(iii) we default in the performance of or breach our obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv) we default in the performance of, or breach, any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding;

(v) (a) there occurs with respect to any of our indebtedness or indebtedness of any of our Principal Controlled Entities, whether such indebtedness now exists or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a “Payment Default”), in each case, such default continues for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration, or waiver or with consent of the applicable lender; and (b) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of any other indebtedness of such Persons under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity;

(vi) one or more final judgments or orders for the payment of money are rendered against us or any of our Principal Controlled Entities and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons (net of any amounts that our insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed the greater of (x) US$100,000,000 (or the Dollar Equivalent thereof) and (y) 2.5% of our Total Equity, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(vii) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any of our Principal Controlled Entities bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(viii) the commencement by us or any of our Principal Controlled Entities of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any of our Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any of our Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our Principal Controlled Entities or of any substantial part of their respective property pursuant to any such law, or the making by us or any of our Principal Controlled Entities of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our Principal Controlled Entities in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our Principal Controlled Entities that resolves to commence any such action;

(ix) the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

(x) any other event of default described in the applicable prospectus supplement.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series then outstanding provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clauses (vii) and (viii) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may, and the trustee, upon written instructions from holders of at least 25% aggregate in principal amount of the debt securities of that series (then outstanding and subject to receipt of pre-funding, security and/or indemnity), to its satisfaction, shall declare the unpaid principal amount of such debt securities and any accrued and unpaid interest and premium (if any) thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice.

If an Event of Default in clause (v) above shall occur, the declaration of acceleration of the debt securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (v) shall be remedied or cured by us or any of our Principal Controlled Entities or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the debt securities of that series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium (if any) or interest on the debt securities of that series that became due solely because of the acceleration of the debt securities of that series, have been cured or waived. If an Event of Default in clauses (vii) or (viii) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

In case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or enforce any provisions of the Indenture or the debt securities at the request, order or direction of any of the holders of debt securities, unless the requisite number of holders shall have instructed the trustee in writing and offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:

(1)

the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)

our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consents”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee or its agent, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, we must deliver to the trustee an opinion of legal counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of legal counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of legal counsel confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)

we must deliver to the trustee an officers’ certificate and an opinion of legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

(1)	either:

(a)

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the registrar for cancelation; or

(b)	all debt securities of that series that have not been delivered to the registrar for cancelation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee or its agent as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the registrar for cancelation for principal, premium and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

(4)

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we shall deliver an officers’ certificate and an opinion of legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability. Pursuant to the indenture, the trustee will be designated by us as the initial paying agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 240 Greenwich Street, New York, New York 10286, United States of America.

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the requisite number of holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Notices

Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Cogency Global Inc. located at 122 East 42nd Street, 18th Floor New York, NY 10168, as our agent upon which process may be served in any such action.

We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Company” means Tencent Music Entertainment Group.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under IFRS 10: Consolidated Financial Statements, IFRS 11: Joint Arrangements and IFRS 12: Disclosure of Interests in Other Entities issued by the International Accounting Standards Board (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than International Financial Reporting Standards, the equivalent of IFRS 10: Consolidated Financial Statements, IFRS 11: Joint

Arrangements and IFRS 12: Disclosure of Interests in Other Entities issued by the International Accounting Standards Board under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the applicable series of securities.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of our Controlled Entities:

(i)	as to which one or more of the following conditions is/are satisfied:

(a)

its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to us is at least 10% of our consolidated total revenue;

(b)

its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to us (in each case before taxation and exceptional items) is at least 10% of our consolidated net profit (before taxation and exceptional items); or

(c)

its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to us (in each case after deducting minority interests in Subsidiaries) are at least 10% of our consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii) to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officers’ certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error and the trustee shall be entitled to rely conclusively upon such officers’ certificate (without further investigation or enquiry) and shall not be liable to any person for so accepting and relying on such officers’ certificate.

“Stated Maturity” means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Total Equity” as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with IFRS, as shown on our consolidated balance sheet for the most recent fiscal quarter.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any paying agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and any agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any paying agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and in each case we do not or cannot appoint a successor depositary within 90 days; or

•	upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any paying agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits in the circumstances described below. Maples and Calder (Hong Kong) LLP further advised us that a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction; (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (3) is final; (4) is not in respect of taxes, a fine or a penalty; and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States nor the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC, respectively, in civil and commercial matters.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell with respect to legal matters of United States federal securities and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law and by Han Kun Law Offices with respect to legal matters of PRC law. The validity of the debt securities will be passed upon for us by Davis Polk & Wardwell. Davis Polk & Wardwell may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed on April 17, 2026 (File No. 001-38751/26869368);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our current report on Form 6-K furnished to the SEC on September 1, 2026 (File No. 001-38751); and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tencent Music Entertainment Group

Unit 3, Building D, Kexing Science Park, Kejizhongsan Avenue

Hi-TechPark, Nanshan District

Shenzhen, 518057, the People’s Republic of China

+86-755-8601-3388

Attention: Investor Relations

US$1,000,000,000

Tencent Music Entertainment Group

US$500,000,000 5.050% Notes due 2031

US$500,000,000 5.650% Notes due 2036

Joint Bookrunners
J.P. Morgan	Goldman Sachs (Asia) L.L.C.	HSBC

Joint Lead Managers

UBS	Bank of China	MUFG